UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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Cooper Tire & Rubber Company

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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2015 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Friday, May 8, 2015, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect seven Directors of the Company for the ensuing year.

(2)	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2015.

(3)	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation.

(4)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 23, 2015, are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Zamansky,

Senior Vice President,

General Counsel and Secretary

Findlay, Ohio

March 27, 2015

Please mark, date, and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

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(continued)

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COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840

March 27, 2015

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “our,” “we,” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 8, 2015, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed or made available to stockholders on or about March 27, 2015.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of seven Directors, (2) the ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2015, (3) the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation, and (4) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Each share of the Company’s Common Stock will be entitled to one vote on each matter. Only stockholders of record at the close of business on March 23, 2015, (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 58,066,401 shares of Common Stock outstanding. The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. “Broker non-votes” occur when an organization that holds shares for a beneficial owner has not received voting instructions with respect to the proposal from the beneficial owner. Whether such organization has the discretion to vote those shares on a particular proposal depends on the ballot item. If the organization that holds your shares does not have discretion and you do not give the organization instructions, the votes will be “broker non-votes,” which may have the same effect as votes against the proposal.

Below is a summary of the vote threshold required for passage of each agenda item and the effect of abstentions and “broker non-votes.”

Agenda Item 1. Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2. Although the Company’s independent registered public accounting firm may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. As a result, abstentions will have the same effect as a vote cast against the proposal. As a routine matter, we do not expect “broker non-votes” with respect to this proposal.

Agenda Item 3. Although the advisory vote to approve named executive officer compensation is non-binding, the advisory vote allows our stockholders to express their opinions regarding officer compensation. The Board will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting as approval of the compensation of the Company’s named executive officers for fiscal 2014. Abstentions and “broker non-votes” are not counted for purposes of the advisory vote to approve named executive officer compensation. As a result, if you own shares through a bank, broker-dealer, or similar organization, you must instruct your bank, broker-dealer, or other similar organization to vote in order for them to vote your shares.

Proxy Matters

Stockholders may vote by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares (i) to elect the nominees listed under “Nominees for Director,” (ii) for the ratification of the selection of the Company’s independent registered public accounting firm, and (iii) for approval of the compensation of the Company’s named executive officers for fiscal year 2014.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

•	Spectrum Investment Savings Plan

•	Pre-Tax Savings Plan (Texarkana Represented Employees)

•	Pre-Tax Savings Plan (Findlay Represented Employees)

Those stockholders of record who choose to vote by telephone or Internet must do so no later than 11:59 p.m., Eastern Daylight Time, on May 7, 2015. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received no later than 5:00 p.m., Eastern Daylight Time, on May 6, 2015.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy card bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy card. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

In accordance with the Restated Certificate of Incorporation of the Company, the Board of Directors has fixed the total number of Directors to be elected at the Annual Meeting at seven. Mr. Richard Wambold, who has served as a Director since 2003, is not standing for reelection when his current term expires at the Annual Meeting. All seven of our Directors standing for reelection have a term that expires at this Annual Meeting and each has consented to stand for reelection. At this Annual Meeting, seven Directors are being elected to serve for a term of office that will expire at the Annual Meeting of Stockholders in 2016. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the seven nominees for Director.

NOMINEES FOR DIRECTOR

ROY V. ARMES	Chairman of the Board,
Chief Executive Officer, and President

Mr. Armes, age 62, has served as Chief Executive Officer and President of the Company since January 2007 and as Chairman of the Board since December 2007. He was previously employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement, and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer-oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes is also a director of The Manitowoc Company, Inc., and a director of AGCO Corporation. Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo. Mr. Armes’ education, board member experience, and business management experience in manufacturing, technology, and sales and marketing, including eight years of international business experience, qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

NOMINEES FOR DIRECTOR (CONT.)

THOMAS P. CAPO	Former Chairman of the Board,
Dollar Thrifty Automotive Group, Inc.

Mr. Capo, age 64, served as Chairman of the Board of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, from October 2003 to November 2010. Mr. Capo was a Senior Vice President and Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November 1998 until August 2000. From November 1991 to October 1998, he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo currently serves as a director of Lear Corporation, and, until its sale in November 2012, he served as a director of Dollar Thrifty Automotive Group, Inc. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics, and an M.B.A. in Finance, each from the University of Detroit Mercy. Mr. Capo’s public company board and committee experience, including at the board chairman level, executive management and leadership experience, especially in finance, treasury, capital markets, financial reporting and compliance, including his service as a public company treasurer and controller, and education qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

STEVEN M. CHAPMAN	Group Vice President,
China and Russia, Cummins, Inc.

Mr. Chapman, age 61, is Group Vice President, China and Russia, for Cummins, Inc. Cummins designs, manufactures, and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as Group Vice President, Emerging Markets & Businesses, President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management. Mr. Chapman’s education, board member experience, and business management experience in operations and international operations qualify him to continue serving as a member of the Board of Directors.

Director Since	2006

NOMINEES FOR DIRECTOR (CONT.)

JOHN J. HOLLAND	President,
The International Copper Association

Mr. Holland, age 65 is President of The International Copper Association since February 6, 2012. The International Copper Association is a marketing organization for the copper industry. Prior to that, Mr. Holland was the President of Greentree Advisors LLC from 2005. Greentree Advisors LLC provides business advisory services. Mr. Holland served as President, Chief Operating Officer, and Chief Financial Officer of MMFX Technologies Corporation from September 2008 until October 2009. MMFX Technologies is an inventor and manufacturer of nano technology steel. Prior to that, he was Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components, and provider of construction and real estate services for the non-residential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland is also a director of SAIA, Inc. (formerly SCS Transportation, Inc.) and NCI Buildings Systems Inc. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland’s education, board member experience, and business management experience in operations and accounting, including his service as a chief executive officer and chief financial officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003

JOHN F. MEIER	Former Chairman of the Board
and Chief Executive Officer, Libbey Inc.

Mr. Meier, age 67, served as Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, from June 1993 until July 2011. Mr. Meier served as Chairman of the Board of Applied Industrial Technologies, an industrial distributor, from December 2011 through October 2014, and continues to serve on that company’s Board. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is trustee emeritus of Wittenberg University. Mr. Meier’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	1997

NOMINEES FOR DIRECTOR (CONT.)

JOHN H. SHUEY	Former Chairman of the Board,
President and Chief Executive Officer, Amcast Industrial Corporation

Mr. Shuey, age 69, joined Amcast Industrial Corporation, a producer of aluminum components for the automotive industry and plumbing products for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Prior to joining Amcast, Mr. Shuey served as chief financial officer for two Fortune 500 companies. Mr. Shuey has been a private investor since February 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan. Mr. Shuey’s education, board experience, and business and financial management experience, including service as chief financial officer for two Fortune 500 companies, as well as his service as a chief executive officer and in numerous leadership positions for many organizations, qualify him to continue serving as a member of the Board of Directors.

Director Since	1996

ROBERT D. WELDING	Former Non-Executive Chairman,
Public Safety Equipment (Int’l) Limited

Mr. Welding, age 66, served as the Non-Executive Chairman of Public Safety Equipment (Int’l) Limited, a manufacturer of highway safety and enforcement products, from January 2009 until his retirement in May 2010. Prior to that, he was President, Chief Executive Officer, and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November 2003 until his retirement in 2007. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner, Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November 2002 until November 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November 2002. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan, and is a graduate of Harvard Business School’s Advanced Management Program. Mr. Welding’s education, board member experience, and business management experience in strategy development, operations leadership, continuous improvement, product development, technology, and corporate leadership qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

Note: The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table presented under the heading “Security Ownership of Management” in this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm of the Company in 2014 and has been retained by the Audit Committee to do so in 2015. In connection with the audit of the 2015 financial statements, the Company has engaged Ernst & Young LLP to perform audit services for the Company. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized public accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent registered public accounting firm.

AGENDA ITEM 3

PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS,

NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is aware of the significant interest in executive compensation matters by investors and the general public. The Company is submitting this proposal, commonly known as a “say-on-pay” proposal, to stockholders. The Company is currently conducting say-on-pay votes every year and expects to hold the next say-on-pay vote in connection with its 2016 Annual Meeting of Stockholders. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, we are asking you to cast a non-binding advisory vote to approve the Company’s named executive officer compensation through the consideration of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our Compensation Committee has overseen the development and implementation of a compensation program that is discussed more fully in “Compensation Discussion and Analysis” and “Executive Compensation,” including the summary tables and narrative sections of this proxy statement.

The Company’s compensation program emphasizes a pay-for-performance philosophy. Performance-based annual cash incentive and long-term incentive programs, collectively, are the majority of the targeted annual compensation for our named executive officers. These programs are designed to:

•	Drive the long-term financial and operational performance of the Company;

•	Deliver value to our stockholders;

•	Recognize and reward corporate, group and individual performance;

•	Provide a pay package that reflects our judgment of the value of each officer’s position in the marketplace and the Company; and

•	Attract and retain strong executive leadership.

In executing a philosophy which begins with creating long-term value to stockholders, the Compensation Committee has established a framework for executive compensation that promotes a culture of performance and accountability with due consideration to risk management, transparency, and the need to adjust to rapidly changing market conditions. The program is heavily weighted toward pay at risk, with limited executive perquisites and benefits and clear line of sight to the link between important Company strategic goals and the rewards for achieving those objectives.

To further promote alignment with the interests of stockholders and a culture of enduring performance and accountability, the Company’s executives have stock ownership requirements and are bound by a clawback policy which allows for the recoupment of incentive payments in certain circumstances. The fully independent Compensation Committee believes that the executive compensation program is an essential factor in the Company’s strengthening of its leadership team and competitive position in the marketplace, both of which lead to business continuity and long-term value creation.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee, or the Board of Directors. However, we value stockholders’ opinions, and the Board will carefully consider the outcome of the advisory vote on named executive officer compensation.

The Board of Directors recommends that the stockholders vote FOR approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for fiscal year 2014.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Cooper Tire’s executive compensation program for its named executive officers is driven by our financial and strategic goals and the principle of pay for performance. The compensation program, which primarily consists of a base salary and performance-based cash incentive and equity awards, is built upon many of the principles and governance practices highlighted below.

Compensation Design and Levels

•	Pay is tied to performance:

-

Approximately 85% of the Chief Executive Officer’s target annual compensation and 70% of other named executive officers target annual compensation is at-risk and varies with performance, including stock price performance.

-	There is an appropriate balance of annual and long-term incentives.

-	The annual incentive plan is based upon the achievement of established corporate or business unit performance goals.

-	Metrics used in the annual plan are different from the metrics used in the long-term performance plan.

-	Two-thirds of the long-term opportunity is based on the achievement of established corporate performance goals.

-	Dividend equivalents are not accrued or paid on performance awards that are not notionally earned.

•	To facilitate a comprehensive view of all current and previously granted forms of compensation, tally sheets are used by the Compensation Committee.

•	Compensation peer groups are evaluated periodically to align with investor expectations and changes in the Company’s businesses and market practice.

•	The Compensation Committee references the market median with respect to establishing compensation levels for executive officers.

•

Executive officers receive the same benefits as full-time employees, including health, life insurance, disability, and retirement benefits; other than a non-qualified supplementary benefit plan designed to restore 401(k) benefits lost due to Internal Revenue Code statutory limits and a deferred compensation plan, which is legally required to limit participation and does not provide any fixed, above-market earnings opportunity.

•

Executive officer perquisites are limited and reviewed annually by the Compensation Committee. There are no tax gross-ups on any perquisites, other than imputed income associated with travel costs of spouses who accompany executives to participate in business-related activities.

•

The Company maintains a double trigger requirement for change in control severance benefits and for the acceleration of time-based equity awards, including restricted stock units and stock options (provided the awards are assumed or replaced with substantially equivalent awards).

•	Except for Mr. Armes, whose employment agreement was entered into in 2006, there are no excise tax gross-up provisions upon a change in control.

•	The Company’s total potential dilution and 3-year average burn rate are below the median of the Company’s 4-digit GICS group.

Executive Compensation Policies and Practices

•	Executive officers are required to achieve and maintain minimum levels of stock ownership.

•

The Board has an established policy for recoupment of annual and long-term incentive compensation in the event of a restatement of reported financial results or if an employee has engaged in unethical conduct detrimental to the Company.

•	Except for Mr. Armes, none of the named executive officers have an employment agreement.

•

The process used to evaluate risks associated with the compensation program is formalized with an annual review of compensation plans, practices, and policies. Risk mitigation is incorporated into plan design, including capping both annual and long-term incentive plan payouts.

•	The Compensation Committee generally designs and administers the executive compensation programs to maximize tax deductibility of executive compensation paid to the named executive officers.

•

Our executive compensation consultant is retained directly by and reports to the Compensation Committee, does not provide any services to management, and had no prior relationship with our Chief Executive Officer or any other named executive officer.

•	The Board has adopted an anti-hedging and anti-pledging policy.

2014 Opportunities, Challenges, and Results

2014 was a year of unique challenges and opportunities which the Company navigated to deliver the second best operating profit in its history. Rebounding from the terminated merger agreement with Apollo Tyres Ltd., the Company took prompt action to resolve its relationship with the Chengshan Group Company Ltd., (the “Chengshan Group”) entering into an agreement in January 2014 to either sell the Company’s interest in Cooper Chengshan (Shandong) Tire Company Ltd. (“CCT”) or to purchase the Chengshan Group’s 35% interest.

As the CCT resolution evolved, the Company and the industry were confronted with new tariffs on Chinese tire imports and the market reaction to the unknown impact on supply and demand. Despite these significant challenges, the Company delivered $141,940,000 in free cash flow and $300,458,000 in operating profit, exceeding the solid operating profit performance of 2013. The Company also marked its 100-year anniversary in 2014, honoring its long-standing relationships with generations of employees and generations of customers with celebrations of the Company’s rich history in all of its communities around the world.

Annual and long-term performance targets for 2014 were established very shortly after entering into the agreement with the Chengshan Group regarding CCT ownership. With the outcome and timing of the ownership issue unknown, the 2014 performance targets were established including CCT for the full year. The performance results below reflect an adjustment to results due to the sale of CCT at the end of November 2014. In addition to the adjusted results for 2014, which are shown as “Performance Results,” the 2014 results as reported in the Company’s Form 10-K are set forth below.

Corporate Performance Metrics*	2014 Targets	2014 Performance Results	2014 Reported Results

Operating Profit	$325,000,000	$306,358,000	$300,458,000

Free Cash Flow	$152,000,000	$145,740,000	$141,940,000

Net Income	$186,000,000	$160,174,000	$213,578,000

Return on Invested Capital	15%	13.6%	$11.9%

*

For more information about how these performance metrics are calculated and reconciliations to amounts presented in Form 10-K, see “Incentive Compensation – Performance Metrics for 2014” on pages 13 and 14.

Our Executive Officer Compensation Program Is Administered by the Compensation Committee

The Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management. The named executive officers covered in this year’s proxy is an expanded list due to a management transition in 2014. During 2014, our named executive officers were: Mr. Roy V. Armes, Chairman, Chief Executive Officer, and President; Ms. Ginger M. Jones, Vice President and Chief Financial Officer as of December 3, 2014; Mr. Bradley E. Hughes, former Vice President & Chief Financial Officer, replacing Hal Miller as Senior Vice President and President International Tire Operations effective July 1, 2014; Mr. Christopher E. Ostrander, Senior Vice President and President Americas Tire Operations; Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Stephen Zamansky, Senior Vice President, General Counsel and Secretary; and Mr. Harold C. Miller, Vice President and President International Tire Operations who, after resigning his officer position on June 30, 2014, served as Executive Advisor to the Chief Executive Officer, providing support in the resolution of the ownership of CCT and other transition matters. Mr. Miller retired from the Company effective January 2, 2015, and Mr. Ostrander subsequently resigned his position effective February 6, 2015.

With input, as appropriate, from management and our outside executive compensation consultant, the Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee retained Exequity LLP as its executive compensation consultant in 2014 and utilized data from Aon Hewitt, an outside compensation consultant, for pay benchmarking.

Additional information about the role and processes of the Compensation Committee is presented under the heading “Executive Compensation Consultant Disclosure” and “Meetings of the Board of Directors and Its Committees—Compensation Committee” in this proxy statement.

Executive Compensation Philosophy and Approach

The Cooper Tire executive officer compensation program is designed to deliver value to our stockholders by driving long-term financial and operational performance. To accomplish this goal, we have structured our executive compensation program to attract, motivate, and retain the caliber of leadership required to meet these objectives. In the following sections, we will address our benchmarking process and philosophy, how we set compensation levels, and the separate, but integrated elements of our program.

Compensation Peer Groups

The Compensation Committee annually analyzes market benchmark data regarding base salary and annual and long-term incentive opportunities and periodically evaluates market benchmark data regarding other compensation elements. The Compensation Committee uses benchmarking data to assess: 1) market pay levels and 2) program design. The benchmarking groups represent the kinds of companies that have similar characteristics and may compete with Cooper Tire for executive leadership positions. For each element of compensation and in the aggregate, the Committee sets compensation targets near the middle of the range offered by comparable companies.

Peer Group for Pay Level Benchmarking - For officer pay level, we engaged Aon Hewitt in 2013 to provide general industry data on 179 companies with revenues between $2.1 billion and $9.9 billion. The median revenue of these 179 companies was approximately $4.2 billion.

Peer Group for Program Design Benchmarking - For purposes of benchmarking executive program design, a peer group of 14 companies with annual revenues in the range of 50% to 200% of our revenues was used. In addition to comparable revenues, selection criteria included whether the company is a durable goods or capital intensive manufacturer, offers a consumer-branded product, focuses on technology-driven product development, and manages international operations. Each of the following peer group companies met four of the five criteria.

Borg Warner Inc.	Lennox International
Dana Holding Corp.	NACCO Industries, Inc.
Dover Corp.	Snap-on Incorporated
Flowserve Corporation	SPX Corp.
Harley-Davidson, Inc.	Steelcase Inc.
Harsco Corporation	Tenneco
Leggett & Platt Incorporated	Timken Co.

Our Compensation Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a comprehensive and structured approach in setting the compensation framework for all executive positions. We begin with a review of the Company’s overall strategy and the particular role each position is expected to play in achieving the goals of the Company. Starting with this foundation and with the assistance of the Compensation Committee’s executive compensation consultant, we obtain and review relevant market benchmark data for each position regarding base salary, annual cash incentive opportunities, and long-term incentive award levels. We then determine an appropriate range of compensation for each position by assessing the market data in conjunction with the valuation of the position’s impact and importance in setting and achieving the strategic objectives of the Company.

To facilitate a comprehensive view of all current and previously granted forms of compensation for each named executive officer, tally sheets are used by the Compensation Committee. Informed by tally sheet data, competitive market data, organization strategies, and individual performance assessments, the Compensation Committee uses its judgment, rather than a formulaic approach, in setting target compensation for each named executive officer each year.

Elements of Our Compensation Program

We believe that our executive compensation program, by element and in total, best achieves our objectives. The majority of each named executive officer’s compensation opportunity is based on the achievement of important financial and strategic goals established at the beginning of the respective performance period. The primary elements of our executive compensation program, all key to the attraction, retention, and motivation of our named executive officers, are shown in the following table:

Element	Purpose	Nature of Component

Base Salary	To value the competencies, skills, experience, and performance of individual executives.	Cash. Not “at risk.” Reviewed annually.

Annual Incentive Compensation	To motivate and reward executives toward the achievement of targeted financial and strategic goals.	Cash award. Performance-based and “at risk.” Amount earned will vary based upon results achieved against annual goals (operating profit and free cash flow in 2014).

Long-Term Incentive Compensation	To motivate and reward executives toward the achievement of long-term goals and creation of stockholder value.

Equity-based and cash awards. Performance-based and “at risk.” Amount earned will vary depending upon stock appreciation and results achieved against LTI goals (net income and return on invested capital in 2014).

Non-Qualified Benefits	To attract the level of talent required to achieve strategic objectives and to promote continuity of leadership.

Supplementary benefit plan to make up for 401(k) or cash balance plan benefits lost due to limits of the Internal Revenue Code. Opportunity to participate in a non-qualified deferred compensation plan.

Base Salaries

We provide market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our named executive officers. Base salaries are reviewed annually and are determined with consideration to the role of the executive, time in position, competitive market data regarding similar roles in similar organizations, individual performance, budget, and other considerations. The Compensation Committee uses the median of market data as the general reference point for base salary decisions because it believes that the median is the best representation of competitive salaries in the market for similar roles and talent.

In setting base salaries for 2014, the Compensation Committee considered the officer’s experience in his or her current role, the impact of his or her role on the Company’s results, the overall quality and manner in which the officer performs his or her role, the financial position of the Company, and the value of retention.

Incentive Compensation

With input from management and its executive compensation consultant, the Compensation Committee reviews and discusses annual corporate and business unit performance targets and the appropriateness of these performance targets considering the following primary factors prior to approval:

•	Expected performance based upon the annual operating plan as approved by the Board;

•	The economic environment in which we expect to operate during the year, including risk factors;

•	The achievement of financial results expected to enhance stockholder value; and

•	The strategic goals and initiatives of the Company.

In 2014, the Compensation Committee implemented a bonus pool approach to preserve the ability to deduct compensation paid under the annual incentive plan and the performance-based long-term incentive programs. The bonus pool approach establishes a maximum dollar amount and a maximum number of share units that can be paid to the Chief Executive Officer and certain other named executive officers from which the Compensation Committee may exercise negative discretion in determining the amounts paid under the annual and long-term incentive plans. The Compensation Committee exercised such negative discretion for 2014 to adjust the amounts awarded consistent with the financial and operating performance of the Company in connection with the metrics, goals, and targets described below. Please also see the section titled “Other Program Design Elements – Tax Deductibility of Executive Compensation” on pages 20 and 21 for additional information regarding the pool.

Annual Incentive Compensation

Target Opportunity

At target levels of achievement, the Annual Incentive Plan is designed to approximate the market median of awards for executives in similar roles in similar organizations. At the highest level of achievement, the annual cash incentive opportunity for our named executive officers was 200% of the target opportunity in 2014. At a threshold level of performance, the incentive opportunity was 50% of the target in 2014, with no incentive earned if performance was below the threshold achievement level.

The Compensation Committee uses the median of general industry market data as the general reference point for target annual cash incentive opportunities because it believes that the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. With regard to setting individual annual cash incentive opportunity levels, the Compensation Committee has the discretion to adjust the target opportunity levels as it deems appropriate. Typical reasons for adjusting an individual officer’s target annual cash incentive opportunity level above or below the market median include how long the officer has been in his or her current role, the impact of the role upon the organization, and the multiple of salary needed to bring the total cash compensation of the executive to a competitive level.

Presented below are the target incentive awards for the named executive officers in 2014:

	2014 Target Incentive
Executive	$	(% of Salary)
Mr. Armes	$1,393,208	130%
Ms. Jones	$28,007	75%
Mr. Hughes	$373,374	75%
Ms. Harmon	$241,057	60%
Mr. Miller	$283,815	70%
Mr. Ostrander	$330,822	75%
Mr. Zamansky	$236,129	60%

Performance Metrics for 2014

The performance metrics under the 2014 Annual Incentive Plan (“AIP”) for Messrs. Armes, Hughes, and Zamansky and Mss. Jones and Harmon were: 60% Corporate Operating Profit and 40% Corporate Free Cash Flow. For Mr. Miller, the weighted full-year 2014 performance metrics were 40% Corporate Operating Profit, 37.5% Corporate Free Cash Flow, and 22.5% International Tire Division Operating Profit. For Mr. Ostrander, the 2014 performance metrics were 45% North America Tire Division Operating Profit, 35% Corporate Free Cash Flow, and 20% Corporate Operating Profit. The potential payout on each of the financial metrics ranged from 0% to 200% of target. The table below summarizes the threshold, target, and maximum goals as compared to actual results:

Performance Metric	Threshold Goal	Target Goal	Maximum Goal	Performance Result	Results as a Percent of Target

Corporate Operating Profit	$200,000,000	$325,000,000	$400,000,000	$306,358,000	94%

Corporate Free Cash Flow	$105,600,000	$152,000,000	$180,000,000	$145,740,000	96%

International Tire Division Operating Profit	$70,600,000	$103,500,000	$137,400,000	$80,466,000	78%

Americas Tire Division Operating Profit	$157,000,000	$254,000,000	$313,000,000	$274,837,000	108%

Following is a calculation of Operating Profit for 2014:

	Corporate	Americas	International

Operating Profit From Company Financial Statements	$300,458,000	$274,837,000	$74,566,000

Loss of Operating Profit Due to Sale of Ownership Interest in Subsidiary	5,900,000	0	5,900,000

Operating Profit Results for Compensation Purposes	$306,358,000	$274,837,000	$80,466,000

Corporate free cash flow is defined as cash provided by continuing operations plus proceeds from sale of assets from the Company’s financial statements, less capital expenditures and dividends.

Following is a calculation of corporate free cash flow for 2014:

Cash Provided by Continuing Operations	$319,084,000
Plus: Net Income Due to Sale of Ownership Interest in Subsidiary	3,800,000
Plus: Proceeds From Sale of Assets	1,248,000
Less: Capital Expenditures	(145,041,000)
Less: Dividends	(33,351,000)

Corporate Free Cash Flow	$145,740,000

Presented below are the actual incentive awards for the named executive officers in 2014:

	2014 Actual Incentive
Executive	$	(% of Target)
Mr. Armes	$1,292,897	92.8%
Ms. Jones	$25,990	92.8%
Mr. Hughes	$346,491	92.8%
Ms. Harmon	$223,701	92.8%
Mr. Miller	$245,928	86.7%
Mr. Ostrander	$370,521	112.0%
Mr. Zamansky	$219,128	92.8%

Long-Term Incentive Compensation

The Compensation Committee approves long-term incentive awards for the named executive officers and other senior officers of the Company. Long-term incentive awards are granted and can only be granted under the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan, which allows for a variety of forms of long-term incentives.

For 2014, awards of stock options, performance-based stock units, and performance-based cash were granted, with each weighted approximately 33.33% of the total award. In determining the appropriate form or mix of long-term performance awards, the Compensation Committee considers such factors as the motivational impact of various components, alignment with stockholder interests, the affordability of certain awards, and other business objectives which may prescribe or suggest the form or mix of awards at a particular time in the business cycle.

Award Grant Timing and Pricing

For current executives in the plan, the grant date is typically the date of our February Compensation Committee meeting. For most new executives, the grant date may be as of, or shortly after, the hiring date of the newly eligible executive. The methodology to determine the number of options or shares to grant and to establish the exercise price of equity-based awards is to average the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant.

Performance-Based Stock Units and Performance-Based Cash

Key design features of performance-based stock units and performance-based cash grants include:

•	One-year measurement periods within a three-year performance period;

•	At the start of each year, specific financial metrics are set;

•	At the end of each year in a three-year performance period, performance-based stock units and performance-based cash can be notionally earned if financial metrics for the awards have been achieved;

•	Payout opportunities can range from 0% to 200% of the target award opportunity;

•

Notionally earned performance-based stock units and performance-based cash, if any, vest and are payable at the end of the three-year cycle, with performance-based stock units payable in shares of common stock and performance-based cash settled in cash; and

•

Dividend equivalents, which are credited to notionally earned performance-based stock units, are reinvested into additional stock units and paid at the end of the three-year cycle with the underlying and vested performance-based stock units. Performance-based stock units that have not been notionally earned do not receive dividend equivalents.

Since the performance period for each performance-based grant is three years, participants can have overlapping three-year award opportunities active at any time.

The financial metrics for the 2014 measurement period of the 2012-2014, the 2013-2015, and the 2014-2016 performance periods approved by the Compensation Committee at the beginning of 2014 were as follows:

Metric	Weighting
Net Income	80%
Return on Invested Capital	20%

The Compensation Committee selected these performance metrics because net income and prudent management of capital are essential to the strategic and financial goals of the Company over the measurement period and the three-year performance period. The ultimate value of earned performance-based stock units is based on the Company’s financial results and the stock price, which aligns with long-term stockholder value creation. The ultimate value of earned performance-based cash is based on the Company’s financial results.

For purposes of the performance-based stock units and the performance-based cash awards, the following table summarizes the threshold, target, and maximum performance goals for 2014 for the 2012-2014, 2013-2015, and the 2014-2016 performance periods, as compared to the performance results:

Performance Metric	Threshold Goal	Target Goal	Maximum Goal	Performance Result	Results as a Percent of Target

Net Income	$114,000,000	$186,000,000	$228,000,000	$160,174,000	86%

Return on Invested Capital	11%	15%	18%	13.6%	88%

Following is the calculation for net income:

Net Income	$213,578,000
Gain on Sale of Ownership Interest in Subsidiary, Net of Taxes	(55,704,000)
Loss of Net Income Due to Sale of Ownership Interest in Subsidiary	2,300,000

$160,174,000

Return on invested capital is calculated by dividing operating profit from the Company’s financial statements, less income tax and the tax impact of net interest expense, by an average of debt and equity. The average of debt and equity is calculated by taking the sum of the balance at the end of fiscal year 2013 and the balance at the end of each quarter in fiscal year 2014 and dividing by five.

Following is the calculation of return on invested capital for 2014:

Numerator:
Operating Profit	$300,458,000
Loss of Operating Profit Due to Sale of Ownership Interest in Subsidiary	5,900,000
Income Tax Expense	(111,697,000)
Income Tax Expense Related to Gain on Sale of Interest in Subsidiary	21,767,000
Income Tax Expense Related to Loss of Operating Profit Due to Sale of Ownership Interest in Subsidiary	(2,100,000)
Net Interest Tax Effect	(7,405,000)

$206,923,000

Denominator:
Average of Debt and Equity	$1,518,283,000

Corporate Return on Invested Capital	13.6%

Performance-Based Stock Units

For the 2014-2016 performance period, the Compensation Committee granted individual target award opportunities for performance-based stock units, a portion of which could be notionally earned in 2014.

Presented below are the target numbers of performance-based stock units for the 2014 measurement period (or “tranche”) of the 2012-2014, the 2013-2015, and the 2014-2016 performance periods.

	Target Performance-Based Stock Unit Award For 2014
Officer	2012-2014 Long-Term Incentive Performance Period	2013-2015 Long-Term Incentive Performance Period	2014-2016 Long-Term Incentive Performance Period
Mr. Armes	22,901	17,032	20,695
Ms. Jones	0	0	0
Mr. Hughes	4,630	3,142	3,869
Ms. Harmon	3,926	2,391	2,736
Mr. Miller	3,926	2,523	2,915
Mr. Ostrander	4,054	2,769	3,409
Mr. Zamansky	3,680	2,246	2,588

Performance-Based Cash

For the 2014-2016 performance period, the Compensation Committee also granted individual target award opportunities for performance-based cash, a portion of which could be notionally earned in 2014.

Presented below are the target performance-based cash awards for the 2014 tranche of the 2012-2014, the 2013-2015, and the 2014-2016 performance periods:

	Target Performance-Based Cash Award For 2014
Officer	2012-2014 Long-Term Incentive Performance Period	2013-2015 Long-Term Incentive Performance Period	2014-2016 Long-Term Incentive Performance Period
Mr. Armes	$357,823	$451,111	$495,834
Ms. Jones	$0	$0	$0
Mr. Hughes	$72,334	$83,233	$92,692
Ms. Harmon	$61,334	$63,333	$65,550
Mr. Miller	$61,334	$66,822	$69,828
Mr. Ostrander	$63,334	$73,333	$81,667
Mr. Zamansky	$57,500	$59,500	$62,000

Amounts Notionally Earned for the 2014 Measurement Period

In 2014, there was an opportunity to notionally earn performance-based stock units and performance-based cash granted under the 2012-2014, the 2013-2015, and the 2014-2016 performance periods. Presented below are the performance-based stock units (PBUs) and the performance cash notionally earned for the 2014 measurement period.

	2014 Measurement Period
	2012-2014 Performance Period		2013-2015 Performance Period		2014-2016 Performance Period
Officer	PBUs	Performance Cash	PBUs	Performance Cash	PBUs	Performance Cash
Mr. Armes	18,825	$294,131	14,000	$370,813	17,011	$407,576
Ms. Jones	0	$0	0	$0	0	$0
Mr. Hughes	3,806	$59,459	2,583	$68,418	3,180	$76,193
Ms. Harmon	3,227	$50,417	1,965	$52,060	2,249	$53,882
Mr. Miller	3,227	$50,417	2,074	$54,928	2,396	$57,399
Mr. Ostrander	3,332	$52,061	2,276	$60,280	2,802	$67,130
Mr. Zamansky	3,025	$47,265	1,846	$48,909	2,127	$50,964

Amounts Earned for the 2012-2014 Performance Period

The table below summarizes the awards which were notionally earned in 2012 and 2014 for the now completed 2012-2014 performance period. These awards were paid in shares of common stock and cash in early 2015. There were no awards notionally earned by the named executive officers in 2013 under the 2012-2014 and the 2013-2015 plans.

	2012-2014 Performance Period
	2012 Measurement Period		2013 Measurement Period		2014 Measurement Period		2012-2014 Total Earned
	200% Achievement		0% Achievement		82.2% Achievement		PBUs	Performance Cash
Officer	PBUs	Performance Cash	PBUs	Performance Cash	PBUs	Performance Cash
Mr. Armes	45,802	$715,646	0	$0	18,825	$294,131	64,627	$1,009,777
Ms. Jones	0	$0	0	$0	0	$0	0	$0
Mr. Hughes	9,260	$144,668	0	$0	3,806	$59,459	13,066	$204,127
Ms. Harmon	7,852	$122,668	0	$0	3,227	$50,417	11,079	$173,085
Mr. Miller	7,852	$122,668	0	$0	3,227	$50,417	11,079	$173,085
Mr. Ostrander	8,108	$126,668	0	$0	3,332	$52,061	11,440	$178,729
Mr. Zamansky	7,360	$115,000	0	$0	3,025	$47,265	10,385	$162,265

In accordance with the regulations established by the Securities and Exchange Commission for the Summary Compensation Table, the “Stock Awards” column shows only the performance stock unit tranches granted each calendar year, and the “Non-Equity Incentive Plan Compensation” column shows the cash amounts notionally earned in 2012 and 2014 for the now completed 2012-2014 performance period because these cash amounts became nonforfeitable and were fully earned after the end of 2014. Likewise, in the Grants of Plan-Based Awards Table, the Estimated Future Payouts Under Non-Equity Incentive Awards column shows the performance cash tranches for each calendar year.

Stock Options

The size of the stock option grants were determined with reference to the competitive benchmarking described on page 11, the historic and recent price for the Company’s stock, as well as individual performance and other long-term considerations.

The stock options granted in 2014 vest in equal installments of one-third per year beginning one year after the date of grant and are presented in the “2014 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table. The option term is 10 years, after which, if not exercised, the option expires.

Special Awards

Effective July 1, 2014, the Committee approved an award of 75,000 restricted stock units (“RSUs”) to Mr. Armes and an award of 15,000 RSUs each to Ms. Harmon and Messrs. Hughes, Miller, Ostrander, and Zamansky. As previously described, 2014 was a year of transition related to the terminated merger agreement with Apollo Tyres Ltd., the uncertainty of the CCT transaction, and new leadership responsibilities that were assumed as of July 1, 2014. These awards, which vest over a two-year period, were made to promote retention and an orderly transition of leadership and to quickly re-establish the equilibrium and focus needed to address the challenges and opportunities of 2014. The 15,000 RSUs granted to Mr. Ostrander were forfeited upon his resignation effective February 6, 2015.

Retirement Benefits

In order to attract high caliber leadership and promote management continuity among our named executive officers, we provide the following retirement benefits:

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401(k) Plan. The Company provides a 401(k) retirement savings plan for eligible employees, including the named executive officers. Under the Spectrum Retirement Savings Plan, in which the named executive officers participate, participants may choose to contribute up to the annual limit determined by the Internal Revenue Service. The Company currently provides each participant with a stated matching contribution of 100% of the first 1% of pay contributed by the employee and 50% of the next 5% of pay contributed by the employee. In addition, the Company may make a discretionary contribution into the 401(k) Plan on behalf of all employees eligible to participate in the Spectrum Retirement Savings Plan, up to the limits determined annually by the Internal Revenue Service.

•

Pension Plan. Among the named executive officers, only Mr. Armes and Mr. Miller have an accrued benefit under the frozen cash balance plan. At retirement, a participant who is eligible for an immediate benefit under the cash balance plan may elect his benefit be paid in the form of an annuity or in a lump sum. A participant who terminates prior to eligibility to receive an immediate benefit under the plan will receive an annuity at the time of normal or early retirement unless, within one year of termination of employment, the participant elects a lump-sum payment.

•

Non-Qualified Supplementary Benefit Plan. The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. This plan is designed to make-up for any 401(k) benefits lost due to limits of the Internal Revenue Code, and the named executive officers participate in the Non-Qualified Supplementary Benefit Plan only to the extent that full participation in our qualified 401(k) plan is restricted by limits under the Internal Revenue Code. Mr. Armes and Mr. Miller, both of whom have an accrued balance under the frozen cash balance plan, also have a balance in the Non-Qualified Supplementary Benefit Plan for the cash balance plan benefits that were lost due to the limits of the Internal Revenue Code. These balances are shown in the “2014 Pension Benefits Table” on page 31.

The actuarial change from 2013 in our named executive officers’ pension benefit is presented in the “2014 Summary Compensation Table” on page 24. Detailed information about these pension plans is also presented in the “2014 Pension Benefits Table” and related disclosures on page 31.

Executive Deferred Compensation Plan

In order to provide executives an opportunity to defer earned salary or cash incentive awards, the Company offers a non-qualified deferred compensation plan. The plan allows selected senior management employees, including our named executive officers, to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual incentive compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. We do not make matching or other employer contributions to the Executive Deferred Compensation Plan. Amounts deferred into this plan are credited to a notional account that is notionally invested in the same investment vehicles offered in the Company’s 401(k) Plan and/or Cooper stock, at the participant’s election. The plan does not provide any fixed, above-market earnings opportunity. Detailed information about this plan is presented in the “2014 Non-Qualified Deferred Compensation Table” and related footnotes. This plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Internal Revenue Code, as are all other plans of the Company that have an element of deferred compensation.

Perquisites and Other Compensation

We provide a limited annual allowance of $15,000 to cover the cost of financial planning services and an annual executive physical for our named executive officers. There is minimal use of the Company plane for personal use, and we do not provide a tax gross-up on the imputed income associated with any personal use of the Company plane by an executive. It is the Company’s policy to reimburse for and to gross up the imputed income associated with the travel costs of spouses who accompany the executives to participate in business-related activities. The value of the noted perquisites is presented in the “All Other Compensation” column of the 2014 Summary Compensation Table.

Other Program Design Elements

Requirements to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers, whose business decisions impact our operations and results, should obtain and maintain a reasonable equity ownership in the Company. Toward that end, the Compensation Committee has established stock ownership guidelines for our named executive officers as outlined below:

Officer	Ownership Guideline	Targeted Achievement Date
Mr. Armes	5 x Base Salary	January 1, 2013
Ms. Jones	3 x Base Salary	December 3, 2019
Mr. Hughes	3 x Base Salary	November 18, 2014
Ms. Harmon	3 x Base Salary	December 16, 2014
Mr. Zamansky	3 x Base Salary	April 4, 2016

If any of our named executive officers did not (or do not) satisfy the stock ownership guidelines, in a timely manner, then the Compensation Committee may take action, including requiring that 50% of an executive’s annual cash incentive be paid in stock; requiring that the executive retain 50% of the net after-tax shares following the exercise of any stock options or upon the vesting of other equity awards; requiring that 50% of the executive’s long-term incentive awards be paid in stock; or reducing the executive’s long-term incentive grants. All named executive officers, other than Ms. Jones, whose target achievement date is December 3, 2019, have met their respective ownership requirements.

Clawback Policy

Our Board has adopted a policy that permits us to recoup the incentive compensation paid to our executives in certain circumstances. Under this policy, if the Company significantly restates its reported financial results, the Board will review the circumstances that caused such restatement, consider issues of accountability and oversight, and analyze the impact of such restatement on compensation paid or awarded to Company employees. If the restatement is the result of fraud or misconduct, the Board may elect to recover all annual cash incentive awards, long-term incentive awards, and other incentive-based compensation paid to the employees who engaged in such fraud or misconduct. Additionally, for participants in the Company’s long-term incentive plans, the Board may elect to recover amounts paid out to the extent the Company’s performance results were over-stated as a result of such restatement, and, for all participants, the Board may adjust any unvested or notionally earned amounts related to the relevant measurement period(s) to reflect the restatement. If the restatement is not the result of fraud or misconduct, the Board may adjust any unvested or notionally earned amounts related to the relevant measurement period(s) to reflect the restatement. The policy also provides that if the Board determines that any employee has engaged in unethical conduct detrimental to the Company, the Board may seek recoupment of all annual cash incentives, long-term incentives, or other incentive-based compensation paid to such employee during the period(s) of such unethical behavior, and cancel all unvested or notionally earned incentive-based compensation related to such period(s). Recovery under the Clawback Policy is in addition to any recoupment required or permitted by law, including the Sarbanes-Oxley Act of 2002 and common law, or by contract.

Hedging and Pledging Transactions

In order to align the interests of the Company’s officers and Directors with those of its stockholders and to address a potential appearance of improper or inappropriate conduct, the Board of Directors has adopted a policy with respect to hedging and pledging of Common Stock or other equity securities of the Company (“Company Securities”). This anti-hedging policy prohibits Company officers and Directors, including certain family members of such persons, from hedging Company Securities, including short-selling, options, puts, calls, collars and exchange funds, as well as derivatives such as swaps, forwards and futures, or pledging or otherwise encumbering Company Securities as collateral for indebtedness. Persons subject to this policy will be afforded a reasonable opportunity to unwind or otherwise terminate any prohibited hedging transactions or arrangements existing as of the time such person becomes subject to the policy.

Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and certain other named executive officers will not be deductible unless it meets specified criteria for being “performance-based.” The Compensation Committee generally designs and administers the executive incentive programs of the Company to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances the business objectives of the Company.

In 2014, the Compensation Committee implemented a bonus pool approach to preserve the ability to deduct compensation paid under the AIP and the performance-based long-term incentive programs. The bonus pool approach establishes a maximum dollar amount and a maximum number of share units that can be paid to the Chief Executive Officer and certain other named executive officers. For 2014, the bonus pool formula was based on the greater of a percentage of Operating Profit or Net Cash Provided from Continuing Operations for the AIP and the greater of a percentage of Cumulative Operating Profit or Cumulative Net Cash Provided from Continuing Operations for performance-based stock units and performance-based cash under the long-term incentive programs. Within the limits of the pool, the Compensation Committee determines the amounts paid under the annual and long-term incentive plans, as described above.

Employment Agreement and Change in Control Plan

The Company has an employment agreement with Mr. Armes that specifies minimum pay levels and provides severance benefits in certain circumstances (both with and without a change in control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data provided in 2006 by Towers Watson, cost and other considerations, and were set to attract him to join the Company. The terms of the original agreement dated December 19, 2006, were amended and restated on December 22, 2008, to be in full compliance with Section 409A of the Internal Revenue Code. Mr. Armes’ base salary as of December 31, 2014, was $1,080,000.

As a tool to facilitate attraction and retention of key executive talent, the Company also has a change in control plan that covers each of the other named executives. Under this plan, benefits are received only in the event that an actual change in control and termination occurs, or termination occurs during a time when the Company is party to a definitive agreement, the consummation of which would result in a change in control, and thus are not considered part of annual compensation. We believe that a change in control plan maintains productivity, facilitates a long-term commitment to the organization, and encourages retention when, and if, we are confronted with the potential disruptive impact of a change in control of the Company.

See “Potential Payments Upon Termination or Change in Control” beginning on page 34 for more information regarding these arrangements.

Compensation Plan for 2015

When setting executive compensation for 2015, the Compensation Committee took into account the results of the stockholder advisory vote on named executive officer compensation that occurred at the 2014 Annual Meeting of Stockholders. As a substantial majority (approximately 95%) of the votes cast approved the compensation program described in our 2014 proxy statement, the Compensation Committee applied the same general principles in determining the amounts and types of executive compensation for 2015 as described below.

Base pay levels are set with reference to individual roles, impact, individual performance, and median levels of competitive market pay as determined by peer group and general market comparisons.

Annual cash incentive opportunity levels are benchmarked against competitive norms as measured against general industry data for similar executive positions. Individual annual cash incentive opportunity levels are adjusted, if warranted, to maintain competitive compensation packages for our named executive officers.

The long-term incentive opportunity for 2015 includes one-third performance-based stock units, one-third performance-based cash, and one-third RSUs. The replacement of stock options with RSUs in the 2015 plan is based upon a review of the award mix from the standpoint of motivation, retention, achieving stock ownership guidelines, and other factors. As with the stock options which were granted in 2014, the RSUs vest in equal installments of one-third per year beginning one year after grant. Individual long-term incentive targets are benchmarked against appropriate market data and adjusted, if warranted, to maintain competitive compensation opportunity for our named executive officers.

Executive Compensation Consultant Disclosure

During the 2014 fiscal year, the Compensation Committee engaged Exequity LLP to serve as an executive compensation consultant. Exequity provides research data analysis, survey information and design expertise in developing compensation programs for executives. In addition, Exequity keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. A representative of Exequity typically attends meetings of the Compensation Committee and is available to participate in executive sessions. The Compensation Committee has considered the independence-related factors enumerated by the SEC and has concluded that Exequity is independent. In addition, the Compensation Committee has concluded that the work of Exequity in 2014 did not raise any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2015 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Exchange Act.

Respectfully submitted,

John F. Meier, Chairman

Richard L. Wambold

Robert D. Welding

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2014, descriptions of the cash compensation paid by the Company, as well as certain other compensation awarded, paid or accrued, during 2014 to our named executive officers, including:

•	Mr. Roy V. Armes, Chairman, Chief Executive Officer, and President;

•	Ms. Ginger M. Jones, Vice President and Chief Financial Officer;

•	Mr. Bradley E. Hughes, Senior Vice President and Chief Operating Officer; and

•

Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Harold C. Miller, Vice President and President International Tire Operations; Mr. Christopher E. Ostrander, Senior Vice President and President Americas Operations; and Mr. Stephen Zamansky, Senior Vice President, General Counsel and Secretary, who were our other most-highly compensated executive officers other than Messrs. Armes and Hughes and Ms. Jones who were employed by the Company as of December 31, 2014.

2014 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2012, 2013, and 2014 for our named executive officers.

Name and Principal Position(1)	Year	Salary		Bonus	Stock Awards(2)		Option Awards(3)		Non-Equity Incentive Plan Compensation(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)		All Other Compensation (6)		Total
Roy V. Armes Chairman, Chief Executive Officer, and President	2014 2013 2012	$ $ $	1,071,911 1,040,459 1,002,213		$ $ $	3,689,147 1,389,298 857,375	$ $ $	1,851,910 1,621,496 1,575,950	$ $ $	2,302,674 1,454,720 3,045,074	$ $ $	8,709 8,334 7,975	$ $ $	201,089 320,282 374,665	$ $ $	9,125,440 5,834,589 6,863,252

Ginger M. Jones Vice President and Chief Financial Officer	2014		$32,538			$479,025		$0		$25,990		$0		$0		$537,553

Bradley E. Hughes Senior Vice President and Chief Operating Officer	2014 2013 2012	$ $ $	497,989 470,700 448,317		$ $ $	726,218 273,980 175,094	$ $ $	398,144 347,077 263,880	$ $ $	550,618 343,452 798,120	$ $ $	0 0 0	$ $ $	72,164 77,439 114,144	$ $ $	2,245,133 1,512,648 1,799,555

Brenda S. Harmon Senior Vice President and Chief Human Resources Officer	2014 2013 2012	$ $ $	401,825 389,663 376,590		$ $ $	664,210 225,901 148,922	$ $ $	244,844 227,662 241,890	$ $ $	396,786 263,860 559,601	$ $ $	0 0 0	$ $ $	56,895 78,988 86,051	$ $ $	1,764,560 1,186,074 1,413,054

Harold C. Miller Vice President and President International Tire Operations	2014 2013 2012	$ $ $	405,904 400,850 382,317		$ $ $	691,661 228,164 214,014	$ $ $	260,807 247,390 263,880	$ $ $	419,013 218,907 637,645	$ $ $	7,969 7,626 7,298	$ $ $	51,493 79,986 87,686	$ $ $	1,836,847 1,182,923 1,592,840

Christopher E. Ostrander Senior Vice President and President Americas Operations	2014 2013 2012	$ $ $	441,238 414,803 394,317		$ $ $	692,459 243,597 106,422	$ $ $	305,017 305,794 263,880	$ $ $	549,249 318,994 512,612	$ $ $	0 0 0	$ $ $	87,112 87,907 105,407	$ $ $	2,075,075 1,371,095 1,382,638

Stephen Zamansky Senior Vice President, General Counsel and Secretary	2014		$393,354			$651,295		$266,324		$381,393		$0		$46,922		$1,739,288

(1)

Ms. Jones joined the Company on December 3, 2014; Mr. Hughes served as Chief Financial Officer until December 3, 2014; Mr. Miller resigned as an officer on June 30, 2014 and retired on January 2, 2015; and Mr. Ostrander resigned as an officer on February 6, 2015.

(2)

Except as otherwise noted below, the amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2014. At maximum performance levels under the 2014 tranche of the 2012-2014 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $1,097,416; Ms. Jones, $0; Mr. Hughes, $221,870; Ms. Harmon, $188,134; Mr. Miller, $188,134; Mr. Ostrander, $194,268; and Mr. Zamansky $176,346. At maximum performance levels under the 2014 tranche of the 2013-2015 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $813,173; Ms. Jones, $0; Mr. Hughes, $150,565; Ms. Harmon, $114,577; Mr. Miller, $120,902; Mr. Ostrander, $132,690; and Mr. Zamansky, $107,628. At maximum performance levels under the 2014 tranche of the 2014-2016 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $991,704; Ms. Jones, $0; Mr. Hughes, $185,402; Ms. Harmon, $131,109; Mr. Miller, $139,687; Mr. Ostrander, $163,359; and Mr. Zamansky, $124,017.

(3)

The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2014.

(4)

The amounts shown in this column for 2014 represent payouts in cash for performance under our annual cash incentive program and the performance-based cash notionally earned for the 2012 and 2014 tranches of the 2012-2014 long-term incentive plan. No performance-based cash was notionally earned for the 2013 tranche of the 2012-2014 long-term incentive plan. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on achievement of certain financial goals. See “Compensation Discussion and Analysis” beginning on page 9 for more information about our annual cash incentive program and the performance-based component of the long-term incentive program.

(5)

These amounts represent aggregate changes in the actuarial present value of the named executive officer’s accumulated benefit under our pension plans (including supplemental defined benefit plans). Only Mr. Armes and Mr. Miller participate in the pension plans; and none of the named executive officers received above-market earnings on deferred compensation balances from prior years.

(6)

The amounts shown in this column for 2014 represent other compensation and perquisites, including company contributions to qualified and non-qualified defined contribution plans, executive physicals, financial planning services, personal use of company aircraft and spouse and dependent travel. The company contributions to the non-qualified plan include contributions made in 2015 for the 2014 plan year. Personal use of the company plane is limited and charged based upon Cooper Tire’s operating costs.

Amounts received by each named executive officer for 2014 are identified and quantified in the table below:

Named Executive Officer	Company Contributions To Qualified Defined Contribution Plan	Company Contributions To Non-Qualified Defined Contribution Plan	Personal, Spouse, and Dependent Travel	Tax Gross-up Related to Travel Costs	Financial Planning Services	Executive Physical	Total
Roy V. Armes	$21,190	$151,075	$7,039	$6,785	$15,000	-	$201,089
Ginger M. Jones	-	-	-	-	-	-	-
Bradley E. Hughes	$21,190	$42,074	-	-	$8,900	-	$72,164
Brenda S. Harmon	$21,190	$27,311	-	-	$6,600	$1,794	$56,895
Harold C. Miller	$21,190	$23,594	-	-	$6,250	$459	$51,493
Christopher E. Ostrander	$21,190	$22,380	$25,008	$8,280	$8,195	$2,059	$87,112
Stephen Zamansky	$21,190	$25,732	-	-	-	-	$46,922

2014 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2014. The option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2014 Fiscal Year-End Table” below. All awards were granted under our 2010 Incentive Compensation Plan. For a summary of the incentive plan designs, see “Compensation and Discussion Analysis” beginning on page 9.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: # of Securities Underlying Options # (8) (i)	Exercise of Stock Option Awards ($/share) $ (9) (j)	Closing Price ($/share) $ (10) (k)	Value of Stock and Option Awards $ (11) (l)
Name (a)	Type(1)	Grant Date (b)	$ Threshold (2) (c)	$ Target (3) (d)	$ Maximum (4) (e)	# Threshold (5) (f)	# Target (6) (g)	# Maximum (7) (h)
Roy V.	AIP	2/20/2014	$0	$0	$0
Armes	PBU1	2/20/2014				11,451	22,901	45,802		-	-	-	$548,708
	PBU2	2/20/2014				8,516	17,032	34,064		-	-	-	$408,087
	PBU3	2/20/2014				10,348	20,695	41,390		-	-	-	$495,852
	PBU4	2/20/2014	$178,912	$357,823	$715,646
	PBU5	2/20/2014	$225,556	$451,111	$902,222
	PBU6	2/20/2014	$247,917	$495,834	$991,668
	RSU	7/1/2014							75,000				$2,236,500
	Options	2/20/2014								151,053	$23.960	$23.97	$1,851,910

Ginger M.	AIP	2/20/2014	$0	$0	$0					-	-	-
Jones	RSU	12/3/2014							15,000	-	-	-	$479,025

Bradley E.	AIP	2/20/2014	$0	$0	$0
Hughes	PBU1	2/20/2014				2,315	4,630	9,260		-	-	-	$110,935
	PBU2	2/20/2014				1,571	3,142	6,284		-	-	-	$75,282
	PBU3	2/20/2014				1,935	3,869	7,738		-	-	-	$92,701
	PBU4	2/20/2014	$36,167	$72,334	$144,668
	PBU5	2/20/2014	$41,617	$83,233	$166,466
	PBU6	2/20/2014	$46,346	$92,692	$185,384
	RSU	7/1/2014							15,000				$447,300
	Options	2/20/2014								32,475	$23.960	$23.97	$398,144

Brenda S.	AIP	2/20/2014	$0	$0	$0
Harmon	PBU1	2/20/2014				1,963	3,926	7,852		-	-	-	$94,067
	PBU2	2/20/2014				1,196	2,391	4,782		-	-	-	$57,288
	PBU3	2/20/2014				1,368	2,736	5,472		-	-	-	$65,555
	PBU4	2/20/2014	$30,667	$61,334	$122,668
	PBU5	2/20/2014	$31,667	$63,333	$126,666
	PBU6	2/20/2014	$32,775	$65,550	$131,100
	RSU	7/1/2014							15,000				$447,300
	Options	2/20/2014								19,971	$23.960	$23.97	$244,844

Harold C.	AIP	2/20/2014	$0	$0	$0
Miller	PBU1	2/20/2014				1,963	3,926	7,852		-	-	-	$94,067
	PBU2	2/20/2014				1,262	2,523	5,046		-	-	-	$60,451
	PBU3	2/20/2014				1,458	2,915	5,830		-	-	-	$69,843
	PBU4	2/20/2014	$30,667	$61,334	$122,668
	PBU5	2/20/2014	$33,411	$66,822	$133,644
	PBU6	2/20/2014	$34,914	$69,828	$139,656
	RSU	7/1/2014							15,000				$447,300
	Options	2/20/2014								21,273	$23.960	$23.97	$260,807

Christopher E.	AIP	2/20/2014	$0	$0	$0
Ostrander	PBU1	2/20/2014				2,027	4,054	8,108		-	-	-	$97,134
	PBU2	2/20/2014				1,385	2,769	5,538		-	-	-	$66,345
	PBU3	2/20/2014				1,705	3,409	6,818		-	-	-	$81,680
	PBU4	2/20/2014	$31,667	$63,334	$126,668
	PBU5	2/20/2014	$36,667	$73,333	$146,666
	PBU6	2/20/2014	$40,834	$81,667	$163,334
	RSU	7/1/2014							15,000				$447,300
	Options	2/20/2014								24,879	$23.960	$23.97	$305,017

Stephen	AIP	2/20/2014	$0	$0	$0
Zamansky	PBU1	2/20/2014				1,840	3,680	7,360		-	-	-	$88,173
	PBU2	2/20/2014				1,123	2,246	4,492		-	-	-	$53,814
	PBU3	2/20/2014				1,294	2,588	5,176		-	-	-	$62,008
	PBU4	2/20/2014	$28,750	$57,500	$115,000
	PBU5	2/20/2014	$29,750	$59,500	$119,000
	PBU6	2/20/2014	$31,000	$62,000	$124,000
	RSU	7/1/2014							15,000				$447,300
	Options	2/20/2014								21,723	$23.960	$23.97	$266,324

(1)

AIP = Annual Incentive Plan; PBU1 = Performance-based stock units granted in the 2014 tranche of the 2012-2014 Long-Term Incentive Plan; PBU2 = Performance-based stock units granted in the 2014 tranche of the 2013-2015 Long-Term Incentive Plan; PBU3 = Performance-based stock units granted in the 2014 tranche of the 2014-2016 Long-Term Incentive Plan; PBU4 = Performance-based cash granted in the 2014 tranche of the 2012-2014 Long-Term Incentive Plan; PBU5 = Performance-based cash granted in the 2014 tranche of the 2013-2015 Long Term Incentive Plan; PBU6 = Performance-based cash granted in the 2014 tranche of the 2014-2016 Long Term Incentive Plan; Options = Stock options granted in 2014; RSU = Restricted Stock Units.

(2)

The amounts shown in column (c) with respect to AIP represent the threshold opportunity if all of the performance metrics are met. The threshold payout is based on performance at 62% of the Corporate Operating Profit, 68% of the International Division Operating Profit, and 63% of the Americas Tire Division Operating Profit and achievement of Corporate Free Cash Flow of $103,000,000. The amounts shown in column (c) with respect to PBU4, PBU5, and PBU6 represent the threshold amount of performance-based cash that the executive would notionally earn for 2014 performance under the 2012-2014, 2013-2015, and 2014-2016 performance cycles of our Long-Term Incentive Plan, if the 2014 performance is $114,000,000 for Corporate Net Income and Return on Invested Capital is 11.0 percent. If the 2014 performance is below the applicable targets, our executives would not receive any payout of the performance-based cash awarded to them.

(3)

The amounts shown in column (d) with respect to AIP represent the target opportunity if all of the performance metrics are met. The amounts shown in column (d) with respect to PBU4, PBU5, and PBU6 represent the amount of performance-based cash that the executive would notionally earn for 2014 performance under the 2012-2014, 2013-2015, and 2014-2016 performance cycles of our Long-Term Incentive Plan, if the 2014 performance is at 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(4)

The amounts shown in column (e) with respect to AIP represent the maximum opportunity if all of the performance metrics are met. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding $400,000,000 for the Corporate Operating Profit and achieving Corporate Free Cash Flow of $180,000,000. The amounts shown in column (e) with respect to PBU4, PBU5, and PBU6 represent the maximum amount of performance-based cash that the executive would notionally earn for 2014 performance under the 2012-2014, 2013-2015, and 2014-2016 performance cycles of our Long-Term Incentive Plan. The payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding $228,000,000 for Corporate Net Income and a Return on Invested Capital of 18.0 percent.

(5)

The amounts shown in column (f) represent the threshold number of performance-based stock units that the executive would notionally earn for 2014 performance under the 2012-2014, 2013-2015, and 2014-2016 performance cycles of our Long-Term Incentive Plan, if the 2014 performance is $114,000,000 for Corporate Net Income and Return on Invested Capital targets is 11.0 percent (in each case, the payout would have been 50% of the executives’ targeted payout amounts). If the 2014 performance is below the applicable targets, our executives would not receive any payout of the performance-based stock units awarded to them.

(6)

The amounts shown in column (g) represent the target number of performance-based stock units that the executive would notionally earn for 2014 performance under the 2012-2014, 2013-2015, and 2014-2016 performance cycles of our Long-Term Incentive Plan, if the 2014 performance is $186,000,000 for Corporate Net Income and a Return on Invested Capital target is 15.0 percent (the payout is 100% of the executives’ targeted payout amounts).

(7)

The amounts shown in column (h) represent the maximum number of performance-based stock units that the executive would notionally earn for 2014 performance under the 2012-2014, 2013-2015, and 2014-2016 performance cycles of our Long-Term Incentive Plan. Maximum payout is earned on performance equal to or exceeding $228,000,000 of Corporate Net Income and Return on Invested Capital of 18.0 percent. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts.

(8)	The amounts shown in column (i) represent the number of stock options granted to each executive.

(9)

The amounts shown in column (j) represent the per-share exercise price of options on February 20, 2014, the date they were granted. This was determined based on the average of the high and low price of a share of the Company’s Common Stock on that date.

(10)	The amounts shown in column (k) represent the closing market price of the Company’s Common Stock on February 20, 2014.

(11)

The amounts in column (l) represent the grant date fair value as of the grant date of stock awards and option awards determined pursuant to FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2014.

For more information about the compensation arrangements in which our named executive officers participate, see “Compensation Discussion and Analysis” beginning on page 9.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance-based stock units that have not been earned, and restricted stock units) held by our named executive officers at the end of 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)

Roy V. Armes	106,220	—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
	103,000	—	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	143,334	71,666	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	41,673	83,346	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
		151,053	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						106,512	$3,690,641	58,424	$2,024,392

	394,227	306,065

Ginger M.						15,046	$521,344	—	—
Jones

Bradley E.	22,600	—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
Hughes	22,000	—	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	24,000	12,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	8,920	17,840	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
		32,475	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						20,864	$722,938	10,882	$377,061

	77,520	62,315

Brenda S.	19,500	—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
Harmon	18,000	—	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	22,000	11,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	5,851	11,702	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
		19,971	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						19,315	$669,265	7,864	$272,488

	65,351	42,673

Harold C.		—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
Miller	13,000	—	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	—	12,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	6,358	12,716	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
		21,273	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						19,571	$678,135	8,353	$289,731

	19,358	45,989

Christopher E.	22,000	—	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
Ostrander	24,000	12,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	7,859	15,718	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
		24,879	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						39,111	$1,355,196	9,587	$332,190

	53,859	52,597

Stephen	13,100	—	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
Zamansky	22,000	11,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	6,156	12,312	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
		21,723	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						25,823	$894,767	7,424	$257,242

	41,256	45,035

(1)

The stock options vest in one-third increments on each of the first three anniversaries of the grant date (which grant date was February 23, 2012 for the options expiring on February 23, 2022, February 21, 2013 for the options expiring on February 23, 2023, and February 20, 2014 for the stock options expiring on February 20, 2024).

(2)

Includes dividend equivalent units earned on outstanding restricted stock units. The amounts reported in this column will vest: for Mr. Armes, as to 37,751 units on June 30, 2015, as to 14,000 units on December 31, 2015, as to 37,750 units on June 30, 2016, as to 17,011 units on December 31, 2016; for Ms. Jones, as to 15,046 units on December 3, 2017; for Mr. Hughes, as to 7,551 units on June 30, 2015, as to 2,583 units on December 31, 2015, as to 7,550 units on June 30, 2016, as to 3,180 units on December 31, 2016; for Ms. Harmon, as to 7,551 units on June 30, 2015, as to 1,965 units on December 31, 2015, as to 7,550 units on June 30, 2016, as to 2,249 units on December 31, 2016; for Mr. Miller, as to 19,571 units on January 2, 2015; for Mr. Ostrander, as to 18,932 units on January 17, 2015 and would have vested as to 7,551 units on June 30, 2015, as to 2,276 units on December 31, 2015, as to 7,550 units on June 30, 2016, as to 2,802 units on December 31, 2016 had he not resigned from the Company on February 6, 2015; and for Mr. Zamansky, as to 6,749 units on April 4, 2015, as to 7,551 units on June 30, 2015, as to 1,846 units on December 31, 2015, as to 7,550 units on June 30, 2016, as to 2,127 units on December 31, 2016.

(3)	Value is based on the closing price of our common stock of $34.65 on December 31, 2014, as reported on the New York Stock Exchange.

(4)

Reflects the target payout opportunity for 2015 and 2016 performance periods under the 2013-2015 and 2014-2016 performance cycles of our Long-Term Incentive Plan. Messrs. Miller and Ostrander are not eligible for target payout opportunities in 2015 or 2016. The target payout opportunities for 2015 under the 2013-2015 performance cycle (17,034 units for Mr. Armes, 3,144 units for Mr. Hughes, 2,392 units for Ms. Harmon, and 2,248 units for Mr. Zamansky), if earned, will vest on December 31, 2015. The target payout opportunities for each of 2015 and 2016 under the 2014-2016 performance cycle (20,695 and 20,695 units for Mr. Armes, 3,869 and 3,869 units for Mr. Hughes, 2,736 and 2,736 units for Ms. Harmon, and 2,588 and 2,588 units for Mr. Zamansky), if earned will vest on December 31, 2016.

2014 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, in addition to stock awards that vested, plus the value realized by each named executive officer as a result of such vesting, during 2014.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (c)

Roy V. Armes	-	$ -	65,998	$2,427,076

Ginger M. Jones	-	$ -	0	$0

Bradley E. Hughes	-	$ -	13,435	$492,953

Brenda S. Harmon	-	$ -	11,348	$416,946

Harold C. Miller	30,334	$818,350	11,318	$936,826

Christopher E. Ostrander	-	$ -	30,425	$885,860

Stephen Zamansky	-	$ -	17,289	$551,869

(1)	These amounts represent the market value of our common stock on the vesting date or distribution date multiplied by the number of shares that vested or were distributed.

2014 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our defined benefit plans, both qualified and non-qualified. Only Mr. Armes and Mr. Miller are eligible for a benefit under these plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year (e)
Roy V. Armes	Spectrum Retirement Plan	8	$41,941	$0
	Non-Qualified Supplementary Benefit Plan – DB Account	8	$160,291	$0

Harold C. Miller	Spectrum Retirement Plan	12	$126,277	$0
	Non-Qualified Supplementary Benefit Plan – DB Account	12	$58,785	$0

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is their normal retirement age of 65. See Note 12 to our Consolidated Financial Statements for the twelve months ended December 31, 2014, for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” beginning on page 28 of the Company’s Form 10-K.

Under the Spectrum Retirement Plan, which is a noncontributory defined benefit plan, we have a cash balance plan that was frozen as of June 30, 2009. This plan covers eligible non-union employees in the United States who were employed by Cooper Tire on or before June 30, 2009, other than those participants grandfathered in the defined benefit pension plan who had reached age 40 and had at least 15 years of service as of January 1, 2002. Mr. Armes and Mr. Miller are the only named executive officers who participated in the cash balance pension plan in 2014.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment, subject to any Section 409A provisions. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by Social Security benefits payable to the participant.

Mr. Armes and Mr. Miller also participate in the Cooper Tire & Rubber Company Non-Qualified Supplementary Benefit Plan. As noted on pages 19 and 20, the non-qualified plan provides benefits solely due to the limits of the Internal Revenue Code.

2014 NON-QUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2014 for each of our named executive officers under our non-qualified deferred compensation plans and programs.

Name	Executive Contributions ($)(1)	Company Contributions ($)(2)	Aggregate Earnings ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/14 ($)(4)

Roy V. Armes
Non-Qualified Supplementary Benefit Plan	$0	$151,075	$6,352	$0	$1,015,804
Deferred Restricted Stock Units	$0	$0	$966,851	$0	$3,057,586

Ginger M. Jones
Non-Qualified Supplementary Benefit Plan	$0	$0	$0	$0	$0

Bradley E. Hughes
Non-Qualified Supplementary Benefit Plan	$0	$42,074	$1,100	$0	$226,300

Brenda S. Harmon
Non-Qualified Supplementary Benefit Plan	$0	$27,311	53,569	$0	$209,795

Harold C. Miller
Non-Qualified Supplementary Benefit Plan	$0	$23,594	$1,331	$0	$209,838
Executive Deferred Compensation Plan	$0	$0	$44,939	$0	$918,973
Deferred Restricted Stock Units	$0	$0	$38,056	$0	$120,201

Christopher E. Ostrander
Non-Qualified Supplementary Benefit Plan	$0	$22,380	$613	$0	$140,570

Stephen Zamansky
Non-Qualified Supplementary Benefit Plan	$0	$25,732	$480	$0	$85,133

(1)	The amounts reported as Executive Contributions are fully reported in the 2014 Summary Compensation Table.

(2)

The amounts reported as Company Contributions include amounts with respect to both base salary and annual incentive compensation earned by each named executive officer for 2014. These amounts include contributions made in 2015 with respect to 2014.

(3)	None of the amounts reported as Aggregate Earnings are reported in the 2014 Summary Compensation Table.

(4)

The Aggregate Balance at December 31, 2014, includes deferred compensation which was reported in the Summary Compensation Table for this year and prior year proxies. The amounts are $1,019,020 for Mr. Armes, $0 for Ms. Jones, $177,003 for Mr. Hughes, $133,182 for Ms. Harmon, $170,078 for Mr. Miller, $97,502 for Mr. Ostrander, and $25,732 for Mr. Zamansky.

For more information about our non-qualified deferred compensation programs, see “Compensation Discussion and Analysis” beginning on page 9.

Non-Qualified Supplementary Benefit Plan

The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. The named executive officers participate in the Non-Qualified Supplementary Benefit Plan only to the extent that full participation in our qualified 401(k) plan (the Spectrum Investment Savings Plan) is restricted by limits under the Internal Revenue Code. Mr. Armes and Mr. Miller have an accrued benefit under the frozen cash balance plan.

Non-Qualified Deferred Compensation Plan

The Executive Deferred Compensation Plan is an elective deferred compensation plan which allows certain executive officers, including the named executive officers, to defer receipt of up to 80% of base salary and 100% of cash awards earned under annual and long-term incentive plans, subject to minimum $10,000 annual deferral for each element of compensation. The Company does not make matching or other employer contributions to the Executive Deferred Compensation Plan.

Each year, participants in the Executive Deferred Compensation Plan have the opportunity to make an election with respect to the subsequent year, choosing the amounts they will defer for the subsequent year, the form of distribution for the deferred amounts, and the allocation among investment preferences which determine credited earnings or losses on the deferred amounts. The available investment preferences include the same investment opportunities provided in the Company’s qualified 401(k) plan as well as Cooper stock.

We credit deferred compensation in bookkeeping accounts established for the Executive Deferred Compensation Plan. Based on the participant’s election, deferred amounts are credited with earnings or debited with losses as if the deferred amounts were invested in our stock or the funds offered within the 401(k) plan. Distributions of deferred accounts, made in accordance with each participant’s election and generally made upon termination of employment, can be made in the form of a lump sum, up to 10 annual installments, or a combination of both. Participants may also change their distribution elections subject to distribution delays. This Plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation upon a termination of employment or a change in control. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change in control, and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

Payments to Mr. Armes

We are a party to an employment agreement with Mr. Armes. The initial term of employment for Mr. Armes was for three years beginning January 1, 2007, which term is automatically extended for one additional year commencing each January 1 after the commencement of the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment. Below is a description of the payments or compensation Mr. Armes is entitled to pursuant to his employment agreement when his employment with us is terminated or upon a change in control.

Payments Made Upon Retirement

If Mr. Armes retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then current base salary, to the extent unpaid through his termination date, plus the prorated portion of our annual and long-term incentive compensation programs in which he participates. The prorated portion of the annual incentive and long-term incentive compensation will be calculated using the actual performance of the applicable metrics through the end of the most recent fiscal quarter. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms. The vesting and distribution of restricted stock units will be in accordance with the terms of the grants. He will also receive any benefits under the Company’s Non-Qualified Supplementary Benefit Plan to which he is entitled.

Payments Made Upon Death or Disability

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of a full target annual incentive, a prorated long-term performance based incentive compensation payout based on actual performance through the end of the most recent fiscal quarter, and 24 months’ continuation of life and accident benefits and health benefits followed by eligible COBRA benefits, as well as distribution of any unpaid vested restricted stock unit award.

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. Armes is entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement). These payments and benefits include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time-based restricted stock unit awards payable in accordance with the terms of the applicable plans;

•	Stock option awards that are vested at the date of termination, subject to exercise for 90 days following termination; and

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation.

Payments Made in Connection with a Termination Following a Change in Control

Mr. Armes is entitled to certain separation benefits and payments upon a termination without cause or a voluntary termination due to good reason within two years following a change in control. These payments and benefits upon termination include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•

Accelerated vesting of all then unvested time-based restricted stock unit and stock option awards with payment made in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination) or the Company may pay the value in cash; however, if the successor company has not assumed the obligation at the date of the change in control, vesting will occur at the time of the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation; and

•

A tax gross-up for excise taxes, if the parachute payments exceed 110% of the “Section 280G safe harbor limit,” resulting from payments triggered as a result of a change in control. If the parachute payments do not exceed 110% of the “Section 280G safe harbor limit,” the payments are cut-back to the “Section 280G safe harbor limit” and there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by Mr. Armes at the time of termination of a release of all claims against the Company.

Payments to Other Named Executive Officers

Payments Made Upon Retirement, Death, or Disability

Upon (i) retirement by a named executive officer who is eligible to retire or (ii) death or disability, named executive officers receive the following:

•

Prorated incentive (annual and long-term) compensation through the date of termination based upon actual performance through the end of the applicable measurement period(s) to be distributed in accordance with the terms of the plans;

•	Accrued and vested retirement benefits;

•

Upon death or disability, stock options fully vest and are exercisable for twelve (12) months; upon retirement, stock options continue to vest in accordance with the terms of the plans and are exercisable for five years from the date of retirement; and

•	Unvested restricted stock unit awards vest upon retirement, death, or disability and are distributable in accordance with participant elections under the terms of the plan.

Payments Made Upon Voluntary or Involuntary Termination Without Cause

Upon voluntary or involuntary termination without cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

•

Notionally earned performance units and cash under long-term compensation plans and annual incentive plans for completed performance periods vest in full upon certification by the Compensation Committee.

•	Vested stock options at the date of termination are exercisable for thirty (30) days for voluntary termination; ninety (90) days for involuntary termination without cause.

Payments Made Upon Termination for Cause

Upon termination for cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans. All unpaid notionally earned annual and long-term compensation, stock options, and unvested restricted stock units are immediately forfeited.

Payments Made in Connection with a Change in Control

Following a change in control or a qualified pre-change in control termination such as when the Company is party to a definitive agreement the consummation of which would result in a change in control, named executive officers are entitled to receive the following payments and benefits:

Benefits upon closing of the change in control or a qualified termination under a potential change in control.

•	Payment of notionally earned and unpaid annual and long-term incentive compensation;

•	Prorated target for annual or long-term incentive compensation that is not notionally earned;

•

If the time-based restricted stock units or stock option awards are not assumed by the successor upon the change in control, the restricted stock units and stock options vest upon the change in control. Stock options remain exercisable for 90 days following termination. Restricted stock units and stock options may be converted to cash if the acquiring company does not assume responsibility for the obligation; and

•

Upon a qualified termination under a potential change in control only, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment of restricted stock units in accordance with the participant elections under terms of the plan and stock options are exercisable for 90 days following termination.

Additional benefits upon a termination without cause or a voluntary termination due to good reason within two years after a change in control.

•

Prorated annual incentive compensation from the date of the beginning of the performance period through the date of termination for awards or programs in which the executive participates at target levels;

•

If the time-based restricted stock units or stock option awards are assumed by the successor upon the change in control, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination);

•	Two times the sum of the named executive officer’s base pay plus target annual incentive compensation at the greater of the amount at termination or immediately prior to the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation;

•	Outplacement services for 12 months, in an amount up to 15% of the named executive officer’s base salary; and

•

If the parachute payments on an after-tax basis exceed 110% of the parachute payments that would have been received calculated without a reduction to the “Section 280G safe harbor limit,” the payments are not cut back to the “Section 280G safe harbor limit,” otherwise they are cut back. In any event, there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by the executive at the time of termination of a release of all claims against the Company.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated and, as applicable, a change in control occurred as of December 31, 2014, and that the price of our Common Stock equals $34.65, which was the closing price of our Common Stock on December 31, 2014, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire & Rubber Company.

Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, Chief Executive Officer, and President.

Benefits and Payments Upon Termination	Retirement on 12/31/14 (A)	Termination by Death on 12/31/14	Termination by Disability on 12/31/14	Termination Without Cause or for Good Reason on 12/31/14	Termination for Cause or Without Good Reason on 12/31/14	Termination Subsequent to a Change in Control on 12/31/14

Compensation:

Base Salary(1)	$-

Annual Incentive Compensation(2)	$-	1,292,897	1,292,897	1,292,897	1,292,897	1,292,897

Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$-			4,952,492		4,952,492

Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$-	5,149,528	5,149,528	5,149,528		5,149,528

Stock Options(5)	$-	9,879,094	9,879,094	9,879,094		9,879,094

Restricted Stock Units(6)	$-	5,673,695	5,673,695	5,673,695	3,057,585	5,673,695

Benefits and Perquisites:

Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$-	1,176,095	1,176,095	1,176,095	1,176,095	1,176,095

Executive Deferred Compensation Plan(8)	$-

Life, Accident, and Health Insurance(9)	$-	33,742	33,742	33,742		33,742

Retiree Medical and Life Insurance(10)	$-

Excise Tax Gross-Up(11)	$-

Outplacement Services(12)	$-

Total	$-	23,205,051	23,205,051	28,157,543	5,526,577	28,157,543

(A) Not eligible for retirement at 12/31/14.

Ginger M. Jones

The following table shows the potential payments upon termination under various circumstances for Ginger M. Jones, Vice President and Chief Financial Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/14 (A)	Termination by Death on 12/31/14	Termination by Disability on 12/31/14	Termination Without Cause or for Good Reason on 12/31/14	Termination for Cause or Without Good Reason on 12/31/14	Termination Subsequent to a Change in Control on 12/31/14

Compensation:

Base Salary(1)	$-

Annual Incentive Compensation(2)	$-	25,990	25,990	25,990	25,990	25,990

Cash Severance-Base Salary and Average Annual Incentive Compensation Multiple(3)	$-					1,187,509

Long-Term Incentive-Performance- Based Stock Units and Cash(4)	$-

Stock Options(5)	$-

Restricted Stock Units(6)	$-	521,344	521,344			521,344

Benefits and Perquisites:

Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$-

Executive Deferred Compensation Plan(8)	$-

Life, Accident, and Health Insurance(9)	$-					33,970

Retiree Medical and Life Insurance(10)	$-

Excise Tax Gross-Up(11)	$-

Outplacement Services(12)	$-					70,500

Total	$-	547,334	547,334	25,990	25,990	1,839,313

(A)    Not eligible for retirement at 12/31/14.

(B)    Not eligible to participate in Pension Plan.

Bradley E. Hughes

The following table shows the potential payments upon termination under various circumstances for Bradley E. Hughes, Senior Vice President and Chief Operating Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/14 (A)	Termination by Death on 12/31/14	Termination by Disability on 12/31/14	Termination Without Cause or for Good Reason on 12/31/14	Termination for Cause or Without Good Reason on 12/31/14	Termination Subsequent to a Change in Control on 12/31/14

Compensation:

Base Salary(1)	$-

Annual Incentive Compensation(2)	$-	346,491	346,491	346,491	346,491	346,491

Cash Severance-Base Salary and Average Annual Incentive Compensation Multiple(3)	$-					1,785,000

Long-Term Incentive-Performance- Based Stock Units and Cash(4)	$-	1,010,865	1,010,865	666,566		1,010,865

Stock Options(5)	$-	1,922,816	1,922,816	1,922,816		1,922,816

Restricted Stock Units(6)	$-	523,250	523,250			523,250

Benefits and Perquisites:

Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$-	226,300	226,300	226,300	226,300	226,300

Executive Deferred Compensation Plan(8)	$-

Life, Accident, and Health Insurance(9)	$-					34,147

Retiree Medical and Life Insurance(10)	$-

Excise Tax Gross-Up(11)	$-

Outplacement Services(12)	$-					76,500

Total	$-	4,029,722	4,029,722	3,162,173	572,791	5,925,368

(A) Not eligible for retirement at 12/31/14.

(B) Not eligible to participate in Pension Plan.

Brenda S. Harmon

The following table shows the potential payments upon termination under various circumstances for Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/14 (A)	Termination by Death on 12/31/14	Termination by Disability on 12/31/14	Termination Without Cause or for Good Reason on 12/31/14	Termination for Cause or Without Good Reason on 12/31/14	Termination Subsequent to a Change in Control on 12/31/14

Compensation:

Base Salary(1)	$-

Annual Incentive Compensation(2)	$-	223,701	223,701	223,701	223,701	223,701

Cash Severance-Base Salary and Average Annual Incentive Compensation Multiple(3)	$-					1,296,000

Long-Term Incentive-Performance- Based Stock Units and Cash(4)	$-	817,211	817,211	565,254		817,211

Stock Options(5)	$-	1,541,797	1,541,797	1,541,797		1,541,797

Restricted Stock Units(6)	$-	523,250	523,250			523,250

Benefits and Perquisites:

Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$-	209,795	209,795	209,795	209,795	209,795

Executive Deferred Compensation Plan(8)	$-

Life, Accident, and Health Insurance(9)	$-					26,646

Retiree Medical and Life Insurance(10)	$-

Excise Tax Gross-Up(11)	$-

Outplacement Services(12)	$-					60,750

Total	$-	3,315,754	3,315,754	2,540,547	433,496	4,699,149

(A) Not eligible for retirement at 12/31/14.

(B) Not eligible to participate in Pension Plan.

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, Vice President and President International Tire Operations.

Benefits and Payments Upon Termination	Retirement on 12/31/14	Termination by Death on 12/31/14	Termination by Disability on 12/31/14	Termination Without Cause or for Good Reason on 12/31/14	Termination for Cause or Without Good Reason on 12/31/14	Termination Subsequent to a Change in Control on 12/31/14

Compensation:

Base Salary(1)	$-

Annual Incentive Compensation(2)	$245,928	245,928	245,928	245,928	245,928	245,928

Cash Severance-Base Salary and Average Annual Incentive Compensation Multiple(3)	$-					1,378,530

Long-Term Incentive-Performance- Based Stock Units and Cash(4)	$832,466	832,466	832,466	565,254		832,466

Stock Options(5)	$802,520	802,520	802,520	802,520		802,520

Restricted Stock Units(6)	$643,451	643,451	643,451	120,201	120,201	643,451

Benefits and Perquisites:

Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$268,623	268,623	268,623	268,623	268,623	268,623

Executive Deferred Compensation Plan(8)	$918,973	918,973	918,973	918,973	918,973	918,973

Life, Accident, and Health Insurance(9)	$-					25,724

Retiree Medical and Life Insurance(10)	$-					54,716

Excise Tax Gross-Up(11)	$-

Outplacement Services(12)	$-					60,818

Total	$3,711,961	3,711,961	3,711,961	2,921,499	1,553,725	5,231,749

Christopher E. Ostrander

The following table shows the potential payments upon termination under various circumstances for Christopher E. Ostrander, Senior Vice President and President Americas Operations.

Benefits and Payments Upon Termination	Retirement on 12/31/14 (A)	Termination by Death on 12/31/14	Termination by Disability on 12/31/14	Termination Without Cause or for Good Reason on 12/31/14	Termination for Cause or Without Good Reason on 12/31/14	Termination Subsequent to a Change in Control on 12/31/14

Compensation:

Base Salary(1)	$-

Annual Incentive Compensation(2)	$-	370,521	370,521	370,521	370,521	370,521

Cash Severance-Base Salary and Average Annual Incentive Compensation Multiple(3)	$-					1,592,500

Long-Term Incentive-Performance- Based Stock Units and Cash(4)	$-	887,012	887,012	583,649		887,012

Stock Options(5)	$-	1,448,711	1,448,711	1,448,711		1,448,711

Restricted Stock Units(6)	$-	1,179,243	1,179,243			1,179,243

Benefits and Perquisites:

Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$-	140,570	140,570	140,570	140,570	140,570

Executive Deferred Compensation Plan(8)	$-

Life, Accident, and Health Insurance(9)	$-					33,230

Retiree Medical and Life Insurance(10)	$-

Excise Tax Gross-Up(11)

Outplacement Services(12)	$-					68,250

Total	$-	4,026,057	4,026,057	2,543,451	511,091	5,720,037

(A) Not eligible for retirement at 12/31/14.

(B) Not eligible to participate in Pension Plan.

Stephen Zamansky

The following table shows the potential payments upon termination under various circumstances for Stephen Zamansky, Senior Vice President, General Counsel and Secretary.

Benefits and Payments Upon Termination	Retirement on 12/31/14 (A)	Termination by Death on 12/31/14	Termination by Disability on 12/31/14	Termination Without Cause or for Good Reason on 12/31/14	Termination for Cause or Without Good Reason on 12/31/14	Termination Subsequent to a Change in Control on 12/31/14

Compensation:

Base Salary(1)	$-

Annual Incentive Compensation(2)	$-	219,128	219,128	219,128	219,128	219,128

Cash Severance-Base Salary and Average Annual Incentive Compensation Multiple(3)	$-					1,296,000

Long-Term Incentive-Performance- Based Stock Units and Cash(4)	$-	767,404	767,404	529,867		767,404

Stock Options(5)	$-	930,382	930,382	930,382		930,382

Restricted Stock Units(6)	$-	757,103	757,103			757,103

Benefits and Perquisites:

Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$-	85,133	85,133	85,133	85,133	85,133

Executive Deferred Compensation Plan(8)	$-

Life, Accident, and Health Insurance(9)	$-					22,421

Retiree Medical and Life Insurance(10)	$-

Excise Tax Gross-Up(11)	$-

Outplacement Services(12)	$-					60,750

Total	$-	2,759,150	2,759,150	1,764,510	304,261	4,138,321

(A) Not eligible for retirement at 12/31/14.

(B) Not eligible to participate in Pension Plan.

Footnotes for Tabular Disclosure

(1)	As of December 31, 2014, the amount of base salary payable to the named executive officers for services rendered during 2014 has been paid.

(2)

Amounts shown are actual amounts payable in early 2015, if any, based upon achieved performance metrics established for 2014 although the payments could be different for a termination during the year under the various listed terminations.

(3)

Termination within two years after a change in control: $75,000 lump sum payment in addition to two (2) times the sum of base salary as of the end of 2014 plus average annual cash incentive award over the prior three (3) years for Mr. Armes. Mr. Armes would receive the same amount if terminated without cause or for good reason. All other named executive officers would receive two (2) times the sum of base salary as of the end of 2014 plus target annual cash incentive compensation for termination due to a change in control. Any required reduction due to a Section 280G related excise tax “Cap” for other named executives due to a change in control adjusts the cash severance.

(4)

Amounts shown are based on the performance-based stock units and performance-based cash earned as of December 31, 2014, as part of the 2012-2014, 2013-2015, and the 2014-2016 long-term incentive programs’ performance-based grants. Units were valued at the closing price of our common stock at December 31, 2014.

(5)

Total in-the-money/intrinsic dollar value of vested and non-vested stock options for change in control. Total in-the-money/intrinsic dollar value of vested and non-vested stock options for retirement, disability, or death with specific periods for exercise.

(6)

Total dollar value of vested and non-vested restricted stock units for termination without cause or for good reason (Mr. Armes only), retirement, disability, death, and change in control. Total dollar value of only vested restricted stock units for termination with cause or without good reason. When restricted units become vested, the grantee shall receive shares of common stock equal to the number of restricted units granted in addition to dividend equivalents earned. The common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.

(7)	All vested Non-Qualified Supplementary Benefit Plan retirement plus investment savings benefits are payable to all participants upon termination.

(8)	The amount shown reflects the account balance payable from the Executive Non-Qualified Deferred Compensation Plan for Mr. Miller.

(9)

Termination for change in control: Present value of 24 months’ coverage of Company-provided life, accident, and health benefits. In accordance with Mr. Armes’ employment agreements, he would receive this same amount if terminated without cause or for good reason, or due to death or disability.

(10)	Present value of Company-paid lifetime medical and life insurance valued to age 85. This benefit is only for employees hired before January 1, 2003, who are eligible to retire.

(11)

Under the terms of the employment agreement with Mr. Armes, this reflects the estimated gross-up payment for excise taxes imposed by Internal Revenue Code Section 4999, if any, assuming a change in control and subsequent termination of the executive’s employment as of December 31, 2014. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.

(12)

The amount shown reflects the total amount payable for outplacement assistance for Ms. Harmon, Ms. Jones, and Messrs. Hughes, Miller, Ostrander, and Zamansky, which is equal to 15% of current base salary.

2014 DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Total ($) (h)
Thomas P. Capo	$90,000	$125,000	—	$215,000
Steven M. Chapman	$85,000	$125,000	—	$210,000
John J. Holland	$92,500	$125,000	—	$217,500
John F. Meier	$100,000	$125,000	—	$225,000
John H. Shuey	$101,250	$125,000	—	$226,250
Richard L. Wambold	$92,500	$125,000	—	$217,500
Robert D. Welding	$88,000	$125,000	—	$213,000

(1)

The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narration below. The Non-Employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Mr. Capo, $0; Mr. Chapman, $85,000; Mr. Holland, $0; Mr. Meier, $25,000; Mr. Shuey, $0; Mr. Wambold, $92,500; and Mr. Welding, $0.

(2)

These amounts are the aggregate grant date fair value in accordance with FASB ASC 718. See Note 15 to our Consolidated Financial Statements for the twelve months ended December 31, 2014, for details as to the assumptions used to determine the fair value of the phantom stock awards. The Non-Employee Directors had phantom stock awards outstanding as of December 31, 2014, for the following number of shares: Mr. Capo, 66,899; Mr. Chapman, 89,648; Mr. Holland, 94,045; Mr. Meier, 83,393; Mr. Shuey, 18,713; Mr. Wambold, 104,461; and Mr. Welding, 57,602. Each Non-Employee Director received an annual grant of phantom stock awards of: 4,484.305 units on May 23, 2014. The entire grant date fair value (including amounts reported for 2014) of the phantom stock awards issued to each of the Non-Employee Directors in 2014 was $125,000.

(3)

The Non-Employee Directors had option awards outstanding as of December 31, 2014, for the following number of shares: Mr. Capo, 0; Mr. Chapman, 2,631; Mr. Holland, 3,748; Mr. Meier, 3,748; Mr. Shuey, 3,748; Mr. Wambold, 3,748; and Mr. Welding, 0.

Our Board of Directors makes compensation decisions for our Directors upon the recommendation of the Nominating and Governance Committee. Except as noted in the footnotes above, our Non-Employee Directors received the following compensation on an annual basis for the period January 1, 2014 through June 30, 2014:

•	Each Non-Employee Director received an annual retainer of $80,000. There were no fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors;

•	The Lead Director received an annual fee of $15,000 for serving in that capacity;

•	The Chair of the Audit Committee received an annual fee of $15,000 for serving in that capacity; and

•	The Chair of the Compensation Committee and Nominating and Governance Committee each received an annual fee of $10,000 for serving in those capacities.

Additionally, each Non-Employee Director received an annual grant of phantom stock units in an amount equal to $125,000 (increased from the grant in 2013 of $100,000) divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year.

Effective July 1, 2014, the Company altered the Non-Employee Director compensation program as follows (paid pro rata for 2014):

•	Each Non-Employee Director received an annual retainer of $100,000. There were no fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors;

•	The Lead Director received an annual fee of $20,000 for serving in that capacity;

•	The Chair of the Audit Committee received an annual fee of $20,000 for serving in that capacity;

•	The Chair of the Compensation Committee received an annual fee of $15,000 for serving in that capacity; and

•	The Chair of the Nominating and Governance Committee received an annual fee of $12,000 for serving in that capacity.

Also, effective May 9, 2014, the Company changed the Share Ownership Guidelines for Non-Employee Directors from unit-based to monetary-based. All Directors are required to own at least $500,000 of our common stock, excluding options, and have five years from the date they join the Board to meet this requirement. As of the date of this proxy statement, each of our Directors has met this requirement.

Our Non-Employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our Non-Employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our Non-Employee Directors defer, and dividend equivalents on those amounts, are converted to phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time. Deferred amounts may be transferred from phantom stock units into the alternative investment funds, but not back into phantom stock units. The amount of alternative investment funds will be equal to (1) the amount of phantom stock units to be transferred multiplied by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the date the phantom stock units were transferred (or, if there were no sales on the date the phantom stock units were transferred, the next preceding date during which a sale of our common stock occurred).

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

The Board has determined that the existing leadership structure, with Mr. Armes serving as Chairman of the Board and Chief Executive Officer, and an independent Board member serving as Lead Director, is currently the most efficient and effective structure for the Company. Mr. Capo currently serves as Lead Director. The Board believes that having the Chief Executive Officer serve as Chairman of the Board and having an independent director serve as Lead Director strikes an effective balance between management and independent director participation in the Board process.

For example, our leadership structure currently provides for our Chief Executive Officer to serve as our Chairman of the Board because, among other things, he possesses an intimate working knowledge and understanding of our day-to-day business, plans, strategies, and initiatives. Because of this knowledge and understanding, he is in an excellent position to identify strategic opportunities and priorities and to lead the discussion between management and the Board for execution of our strategies and achievement of our objectives.

At the same time, having a Lead Director who has a strong working relationship with our independent directors ensures communication between these directors, which are all of the directors other than Mr. Armes, and the management of the Company. Our Lead Director is elected annually by a majority of the independent directors of the Board to serve until his or her successor is elected or until such earlier time as he or she ceases to be a director, resigns as Lead Director or is replaced as Lead Director by a majority of the independent directors. The specific duties and responsibilities of our Lead Director are described in our Lead Director Responsibilities and Qualifications. Among other things, our Lead Director:

•	Presides at meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including all executive sessions of the independent directors;

•

Serves as principle liaison to facilitate communications between other members of the Board and the Chairman of the Board and Chief Executive Officer, without inhibiting direct communications between the Chairman of the Board and other directors;

•	Consults with the Chairman of the Board in the preparation of the Board meeting agendas and in determining the need for special meetings of the Board;

•	Advises and consults with the Chairman of the Board and Chief Executive Officer on matters related to corporate governance and Board performance; and

•	Serves as a liaison to stockholders who request direct communications with the Board.

The independent directors of the Board elected Mr. Capo to serve as Lead Director of the Board.

Although the Board believes that the existing leadership structure is currently in the best interests of the Company, the Board recognizes that no single leadership structure may be appropriate in all circumstances. Accordingly, the Board considers this issue as part of the succession planning process and considers it each time it elects the Chief Executive Officer. The Company’s governance guidelines provide the Board with the flexibility to separate the positions of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that such a leadership structure would be a more efficient and effective structure for our Board, our business, our employees, and our stockholders.

The Board evaluates risk both collectively and as a function of its respective committees, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall Company portfolio and impact on earnings, (iii) oversight for information technology security and risk, and (iv) all systems, processes, and organizational structure and people responsible for finance and risk functions. The Board administers its risk oversight function as a component of its duties, but not in any capacity that has a specific effect on its leadership structure.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Governance link on our website at http://www.coopertire.com.

Hedging and Pledging Transactions

In order to align the interests of the Company’s officers and Directors with those of its stockholders and to address a potential appearance of improper or inappropriate conduct, the Board of Directors has adopted a policy with respect to hedging and pledging of Common Stock or other equity securities of the Company (“Company Securities”). This anti-hedging policy prohibits Company officers and Directors, including certain family members of such persons, from hedging Company Securities, including short-selling, options, puts, calls, collars and exchange funds, as well as derivatives such as swaps, forwards and futures, or pledging or otherwise encumbering Company Securities as collateral for indebtedness. Persons subject to this policy will be afforded a reasonable opportunity to unwind or otherwise terminate any prohibited hedging transactions or arrangements existing as of the time such person becomes subject to the policy.

Board of Directors

During 2014, our Board of Directors held seventeen Board meetings, six meetings of our Audit Committee, eight meetings of our Compensation Committee, and three meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.

Determination of Independence of Directors

The NYSE’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. These transactions or relationships include purchasing products from companies for which our Directors are employees of or are on the board of directors. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director serving during 2014, other than Mr. Armes, has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us).

Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	The Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•

The Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(1) The Director is a current partner or employee of a firm that is our internal or external auditor; (2) the Director has an immediate family member who is a current partner of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•

The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•

The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Directors Shuey (Chairman), Capo, Chapman, and Holland. All members have been determined to be financially literate and to be “independent” under the NYSE’s Corporate Governance Listing Standards and the Exchange Act. The Board has determined that Directors Shuey, Capo, and Holland each qualifies as an “audit committee financial expert” due to his business experience and educational background described on pages 4 to 6 of this proxy statement. The Audit Committee:

•

Assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and performance of the independent registered public accounting firm and our internal audit function; and

•	Prepares the Audit Committee’s report included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004 and amended and restated on May 11, 2012, and is available on our website. In 2014, we did not have any related person transactions, but our Audit Committee will review and discuss any related person, insider, or affiliated party transactions pursuant to the Audit Committee Charter. It is the written policy of the Company that the Audit Committee will review and discuss reports and disclosures of insider and affiliated party transactions.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Meier (Chairman), Wambold, and Welding, each of whom is “independent” under the NYSE’s Corporate Governance Listing Standards and the Exchange Act. Compensation decisions for the Company’s senior officers and other key executives are made by our Compensation Committee, and actions of the Committee are reported to the Board of Directors after each meeting.

The Compensation Committee:

•

Establishes the remuneration (base salary, annual and long-term cash, and equity-based incentive compensation, perquisites, and benefits) of our Chief Executive Officer and approves the remuneration (as described for the Chief Executive Officer) of the Company’s senior officers and other key executives, including reviewing and approving the corporate financial goals and objectives relevant to the remuneration arrangements;

•	Reviews the cash and equity-based compensation plans for officers and senior management and makes or recommends changes to the Board of Directors as it deems appropriate;

•	Reviews and approves any executive employment agreements, severance pay plans, deferred compensation plans, and similar plans and arrangements and the executives to whom they apply;

•	Oversees regulatory compliance with respect to compensation matters; and

•	Establishes stock ownership guidelines for the Company’s officers and other key executives and reviews compliance with those guidelines.

The Compensation Committee has engaged Exequity LLP, an independent executive compensation consulting firm, to review and provide guidance regarding our total compensation program for named executive officers for 2015 and to assist the Committee in monitoring and assessing compensation trends for senior management personnel, including the Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President and Chief Human Resources Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports on the Committee’s actions and decisions on executive compensation matters to the Board of Directors. Independent advisors and our Human Resources Department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to our outside consultants to ensure that they maintain their objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating and Governance Committee, which is currently comprised of Directors Welding (Chairman), Capo, Chapman, Meier, and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Nominating and Governance Committee:

•	Recommends candidates for membership on the Board; and

•	Ensures that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our Directors bring to the Board a variety of experience and diverse backgrounds and, among other things, demonstrated integrity, executive leadership, and financial, marketing, or business knowledge and experience.

The Chair communicates the results of initial evaluation of candidates to the other Nominating and Governance Committee members, the Lead Director, and the Chairman of the Board and Chief Executive Officer. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks and any final interviews, as necessary, of the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Neither the Nominating and Governance Committee nor the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Governance Committee and the Board of Directors in determining candidates for the Board.

Availability of Governance Guidelines, Code of Business Conduct and Ethics, and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available at the Investor Relations/Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company
Attention: Corporate Secretary
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the Non-Employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the Non-Employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communications
Attention: Corporate Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department, or those communications containing complaints regarding accounting, internal auditing controls, or auditing matters) to the full Board, the Non-Employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls, or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2014 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Holland, Meier, Wambold, and Welding served as members of the Compensation Committee during 2014. Director Holland ceased being a member of the Compensation Committee on May 23, 2014. During 2014, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, was formerly one of our or our subsidiaries’ officers or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2014, none of our executive officers or Directors was a member of the board of directors, or on a committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2014, and has been appointed by the Audit Committee to continue in that capacity during 2015. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2014, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such services would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2013 and 2014 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2013 – $3,125,163	2014 - $2,080,485

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2013 and 2014 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above, were:

2013 – $479,635	2014 - $306,000

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2013 and 2014 for professional services rendered by them for tax compliance, tax advice, and tax planning were:

2013 – $301,175	2014 - $197,403

Tax fees in 2013 and 2014 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were pre-approved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2013 and 2014 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” were as follows:

2013 – $0	2014 - $0

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services, and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent registered public accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for independent registered public accounting services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent registered public accounting firm for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent registered public accounting services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent registered public accounting services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2015 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Committee has concluded that the independent registered public accounting firm is, in fact, independent of the Company.

The Committee discussed with the Company’s senior internal auditing executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the senior internal auditing executive and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee held six meetings during the fiscal year 2014.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman

Thomas P. Capo

Steven M. Chapman

John J. Holland

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 28, 2015 (except as noted below).

The table does not include information regarding shares held of record, but not beneficially, by Delaware Charter Guarantee & Trust Company, dba Principal Trust Company, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans, sponsored by the Company or a subsidiary of the Company. As of December 31, 2014, those plans held 1,841,695 shares, or 3.17% of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Fairpointe Capital LLC(1)	6,473,272	11.16%
Common Stock	BlackRock, Inc.(2)	3,693,321	6.37%
Common Stock	National Rural Electric Cooperative Association(3)	3,556,012	6.13%
Common Stock	LSV Asset Management(4)	3,426,145	5.91%
Common Stock	The Vanguard Group(5)	3,175,268	5.47%

(1)

Fairpointe Capital LLC filed a Schedule 13G with the SEC on February 4, 2015, indicating that as of December 31, 2014; Fairpointe Capital LLC had sole voting power with respect to 6,379,193 shares, sole dispositive power with respect to 6,464,273 shares and shared dispositive power with respect to 9,035 shares. Fairpointe Capital LLC has indicated that it is an investment advisor. The address of Fairpointe Capital LLC is 1 N. Franklin, Ste 3300, Chicago, IL 60606.

(2)

BlackRock, Inc. filed a Schedule 13G with the SEC on January 30, 2015, indicating that as of December 31, 2014, BlackRock, Inc. had sole voting power with respect to 3,542,073 shares and sole dispositive power with respect to 3,693,321 shares. BlackRock, Inc. has indicated that it is a parent holding company. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(3)

National Rural Electric Cooperative Association filed a Schedule 13G/A on February 17, 2015, indicating that as of December 31, 2014, National Rural Electric Cooperative Association had sole voting power with respect to 3,556,012 shares and sole dispositive power with respect to 3,556,012 shares. National Rural Electric Cooperative Association has indicated that it is an employee benefit plan or endowment fund. The address of National Rural Electric Cooperative Association is 4301 Wilson Boulevard, Arlington, VA 22203.

(4)

LSV Asset Management filed a Schedule 13G with the SEC on February 12, 2015, indicating that as of December 31, 2014, LSV Asset Management had sole voting power with respect to 1,353,159 shares and sole dispositive power with respect to 3,426,145 shares. LSV Asset Management has indicated that it is an investment advisor. The address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(5)

The Vanguard Group filed a Schedule 13G with the SEC on February 11, 2015, indicating that as of December 31, 2014, The Vanguard Group had sole voting power with respect to 88,350 shares, sole dispositive power with respect to 3,097,818 shares, and shared dispositive power with respect to 77,450 shares. The Vanguard Group has indicated that it is an investment advisor. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 28, 2015, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Exchange Act, as well as ownership of certain other Company securities and ownership of our Common Stock plus certain other Company securities:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class	Ownership of Other Securities		Ownership of Common Stock and Other Securities		Percent of Class
Roy V. Armes	604,467 shs	(1)(2)	1.04%	306,976shs	(4)(5)	911,443 shs	(1)(2)(4)(5)	1.57%
Thomas P. Capo	0 shs		*	66,899shs	(3)	66,899 shs	(3)	*
Steven M. Chapman	2,631 shs	(2)	*	89,648shs	(3)	92,279 shs	(2)(3)	*
Ginger M. Jones	4,000 shs		*	22,537shs	(4)(5)	26,537 shs	(4)(5)	*
Brenda S. Harmon	128,471 shs	(2)	*	36,165shs	(4)(5)	164,636 shs	(2)(4)(5)	*
John J. Holland	7,819 shs	(2)	*	94,045shs	(3)	101,864 shs	(2)(3)	*
Bradley E. Hughes	189,181 shs	(2)	*	43,498shs	(4)(5)	232,679 shs	(2)(4)(5)	*
John F. Meier	6,684 shs	(2)	*	83,393shs	(3)	90,077 shs	(2)(3)	*
Harold C. Miller	0 shs		*	34,358shs	(4)(5)	34,358 shs	(4)(5)	*
Christopher E. Ostrander	26,533 shs		*	35,696shs	(4)(5)	62,229 shs	(4)(5)	*
John H. Shuey	0 shs		*	18,713shs	(3)	18,713 shs	(3)	*
Richard J. Wambold	5,748 shs		*	104,461shs	(3)	110,209 shs	(3)	*
Robert D. Welding	0 shs		*	57,602shs	(3)	57,602 shs	(3)	*
Stephen Zamansky	16,146 shs		*	41,964shs	(4)(5)	58,110 shs	(4)(5)	*

All executive officers and Directors as a group (12 persons)	965,147 shs	(1)(2)	1.66%	965,901shs	(3)(6)(7)	1,931,049 shs	(1)(2)(3)(6)(7)	3.33%

*	Less than 1%

(1)	Includes 397 shares held in the Company’s Spectrum Investment Savings Plan obtainable within 60 days following February 28, 2015.

(2)

Includes shares obtainable on exercise of stock options within 60 days following February 28, 2015, which options have not been exercised, as follows: Roy V. Armes — 342,917; Steven M. Chapman — 2,631; Brenda S. Harmon — 88,859; John J. Holland — 3,748; Bradley E. Hughes — 109,265; and John F. Meier — 2,631.

(3)

Pursuant to the Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation”, the following Directors have been credited with the following number of phantom stock units as of February 28, 2015: Thomas P. Capo — 66,899; Steven M. Chapman — 89,648; John J. Holland — 94,045; John F. Meier — 83,393; John H. Shuey — 18,713; Richard L. Wambold — 104,461; and Robert D. Welding — 57,602. The holders do not have voting or investment power over these phantom stock units.

(4)

Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 209,967; Ginger M. Jones – 22,537; Brenda S. Harmon – 20,633; Bradley E. Hughes – 24,389; Harold C. Miller — 18,570; Christopher E. Ostrander — 18,932; and Stephen Zamansky – 27,382. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.

(5)

Includes the number of performance-based stock units that were notionally earned by each of the following executive officers for 2012 and 2014 net income and operating cash flow performance plus accrued dividend equivalents. No performance-based stock units were notionally earned in 2013. The holders do not have voting or investment power over these performance-based stock units. Roy V. Armes — 97,009; Brenda S. Harmon — 15,532; Bradley E. Hughes — 19,109; Harold C. Miller — 15,788; Christopher E. Ostrander – 16,764; and Stephen Zamansky – 14,582. Ms. Jones did not participate in the long-term incentive plan in 2014.

(6)

Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 209,967; Ginger M. Jones – 22,537; Brenda S. Harmon – 20,633; Bradley E. Hughes – 24,389; and Stephen Zamansky – 27,382. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.

(7)

Includes the number of performance-based stock units that were notionally earned by each of the following executive officers for 2012 and 2014 net income and operating cash flow performance plus accrued dividend equivalents. No performance-based stock units were notionally earned in 2013. The holders do not have voting or investment power over these performance-based stock units. Roy V. Armes — 97,009; Brenda S. Harmon — 15,532; Bradley E. Hughes — 19,109; and Stephen Zamansky – 14,582. Ms. Jones did not participate in the long-term incentive plan in 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and officers, the Company believes that all reports due for Directors and officers during or for the year 2014 were timely filed.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2016

Any stockholder who intends to present a proposal at the Annual Meeting in 2016 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received no later than November 28, 2015. In addition, if a stockholder intends to present a proposal at the Company’s 2015 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 28, 2015 and January 27, 2016, in accordance with the Bylaws, proxies solicited by the Board for the 2016 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 23 of this proxy statement, disclosure regarding the Company’s Audit Committee and Audit Committee’s financial expert that begins on page 50 of this proxy statement, and the Audit Committee Report on page 56 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one Notice of Internet Availability of Proxy Materials or 2014 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or 2014 Annual Report and proxy statement were delivered wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2014 Annual Report or proxy statement, he or she should contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or 2014 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or 2014 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Director of Investor Relations in the manner provided above.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson, 199 Water Street, 26th Floor, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $7,500, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile, or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward soliciting material to beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile, or personally, request the return of proxies.

Please mark, execute, and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Secretary at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 424-4319.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 424-4319.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2015

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our 2014 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF

DIRECTORS

Stephen Zamansky

Senior Vice President,

General Counsel and Secretary

March 27, 2015

NOTICE

OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

May 8, 2015

IMPORTANT:

All stockholders are requested to mark, date, sign, and mail promptly the enclosed proxy for which an envelope is provided, or cast their ballots by Internet or telephone.

COOPER TIRE & RUBBER COMPANY ATTN: CORPORATE SECRETARY 701 LIMA AVENUE FINDLAY, OH 45840-0550

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82187-P65112-Z65307                         KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COOPER TIRE & RUBBER COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors			☐	☐	☐
1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2016, the nominees listed below:
Nominees:
	01)	Roy V. Armes	05) John F. Meier
	02)	Thomas P. Capo	06) John H. Shuey
	03)	Steven M. Chapman	07) Robert D. Welding
	04)	John J. Holland
Vote on Proposals								For	Against	Abstain
2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2015.							☐	☐	☐
3.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation.							☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). For non-Plan participants, if no direction is made, this proxy will be voted FOR Items 1, 2 and 3. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Shareholder Letter and 10-K Report are available at www.proxyvote.com.

M82188-P65112-Z65307

Proxy Card - Cooper Tire & Rubber Company

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF COOPER TIRE & RUBBER COMPANY FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2015

The undersigned hereby appoints Roy V. Armes, Ginger M. Jones and Stephen Zamansky, or any of them or their substitutes, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 23, 2015, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Hotel, Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan 48242, on Friday, May 8, 2015, at 10:00 a.m. EDT, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors and “FOR” the approval, by non-binding vote, of executive compensation. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan, Pre-Tax Savings Plan (Texarkana), and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1, 2 AND 3.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be voted on the reverse side)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 8, 2015.

COOPER TIRE & RUBBER COMPANY

COOPER TIRE & RUBBER COMPANY ATTN: CORPORATE SECRETARY 701 LIMA AVENUE FINDLAY, OH 45840-0550
M88643-P65112-Z65307

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 23, 2015
Date: May 8, 2015 Time: 10:00 a.m., EDT
Location: The Westin Hotel
Detroit Metropolitan Airport 2501 Worldgateway Place Detroit, MI 48242
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT             SHAREHOLDER LETTER             10-K REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2015 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M88644-P65112-Z65307

Voting Items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors
1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2016, the nominees listed below:
	Nominees:
	01)	Roy V. Armes	05)	John F. Meier
	02)	Thomas P. Capo	06)	John H. Shuey
	03)	Steven M. Chapman	07)	Robert D. Welding
	04)	John J. Holland

2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2015.
3.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation.
NOTE: Such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

M88645-P65112-Z65307

M88646-P65112-Z65307